Exhibit 3.3

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

KADMON HOLDINGS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF

June 27, 2014

Kadmon Holdings Second Amended and Restated Operating Agreement

Table of Contents

SECTION 1.	DEFINITIONS	1

SECTION 2.	FORMATION, PURPOSE, TERM	8

2.1	FORMATION; QUALIFICATION	8
2.2	NAME	8
2.3	PURPOSES	8
2.4	POWERS	8
2.5	PRINCIPAL PLACE OF BUSINESS	8
2.6	TERM	8
2.7	ORGANIZATION EXPENSES	8
2.8	UNIT REGISTER; TRANSFER	9
2.9	CERTIFICATES FOR UNITS	9

SECTION 3.	MEMBERS; MEMBERSHIP INTERESTS	9

3.1	MEMBERSHIP INTERESTS	9
(a)	General	9
(b)	Percentage Interest	9
(b)	Issuances to Kadmon I, LLC	9
(c)	Class A Units	10
(d)	Class B Unit	10
(e)	Class C Unit	11
(f)	Class D Units	11
(f)	Class E Units	13
3.2	LIMITATION ON LIABILITY	15
3.3	BUSINESS TRANSACTIONS INVOLVING A MEMBER OR AFFILIATE OF A MEMBER	15
3.4	CONFIDENTIALITY	15
(a)	Company Confidential Information	15
(b)	Member Confidentiality	16
3.5	NO MANAGEMENT BY MEMBERS	17
3.6	MEETINGS AND VOTING	17
3.7	CAPITAL CONTRIBUTIONS	18

SECTION 4.	MANAGEMENT OF THE COMPANY	18

4.1	BOARD OF MANAGERS	18
4.2	MEETINGS; ACTION WITHOUT MEETING	19
(a)	Regular Meetings	19
(b)	Special Meetings	20
(c)	Quorum	20
(d)	Action by Vote	20
(e)	Action Without a Meeting	20
(f)	Participation in Meetings by Conference Telephone	20
4.3	COMPENSATION OF BOARD OF MANAGERS; REIMBURSEMENTS	20
4.4	BUSINESS TRANSACTIONS INVOLVING BOARD MEMBERS OR AFFILIATES	20
4.5	OBSERVER RIGHTS	21

SECTION 5.	ACCOUNTING AND RECORDS	21

5.1	RECORDS AND ACCOUNTING	21
5.2	ACCESS TO ACCOUNTING RECORDS	22
5.3	ACCOUNTING DECISIONS	22
5.4	FEDERAL INCOME TAX ELECTIONS	22

SECTION 6.	ADDITIONAL MEMBERS; PREEMPTIVE RIGHTS	22

6.1	ADDITIONAL MEMBERS	22
6.2	PREEMPTIVE RIGHTS	22
6.3	NO THIRD-PARTY BENEFICIARY RIGHTS	25

SECTION 7.	DISTRIBUTIONS	25

7.1	NON-LIQUIDATING DISTRIBUTIONS	25
7.2	LIQUIDATING DISTRIBUTIONS	25
7.3	WITHHOLDING	25

SECTION 8.	DEPOSIT AND USE OF COMPANY FUNDS	26

SECTION 9.	TRANSFER OF MEMBER INTERESTS	27

9.1	PROHIBITED TRANSFERS	27
9.2	RIGHT OF FIRST REFUSAL	27
9.3	DRAG-ALONG RIGHTS	30
9.4	RELATED TRANSFER PROVISIONS	31
(a)	Cooperation	31
(b)	Company Securities	32
9.5	ADMISSION TO MEMBERSHIP	32
9.6	CO-SALE	32

SECTION 10.	DISSOLUTION	33

10.1	DISSOLUTION OF THE COMPANY	33
10.2	DISTRIBUTION OF ASSETS	34
10.3	FILING OF CERTIFICATE OF CANCELLATION	35

SECTION 11.	INDEMNIFICATION	35

11.1	INDEMNIFICATION OF MEMBERS AND BOARD MEMBERS	35
11.2	LIMITATIONS	37
11.3	DEFINITIONS	37
11.4	INDEMNIFICATION INSURANCE	37

SECTION 12.	EXCULPATION	37

12.1	EXCULPATION GENERALLY	37
12.2	MEMBER RELIANCE	38

SECTION 13.	REPRESENTATIONS AND WARRANTIES	38

13.1	MEMBER REPRESENTATIONS	38

SECTION 14.	MISCELLANEOUS	39

14.1	NOTICES	39
14.2	AMENDMENTS	39
14.3	BINDING EFFECT	40
14.4	COUNTERPARTS	40
14.5	HEADINGS	40
14.6	EXHIBITS	40
14.7	TERMS	40
14.8	SEVERABILITY	40
14.9	ENTIRE AGREEMENT	41
14.10	GOVERNING LAW	41
14.11	JURISDICTION; VENUE; SERVICE OF PROCESS	41
14.12	WAIVER OF JURY TRIAL	41
14.13	NO WAIVER	42
14.14	CONVERSION TO CORPORATE FORM	42
14.15	REGISTRATION RIGHTS	43
14.16	INFORMATION RIGHTS	43

2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

KADMON HOLDINGS, LLC,

a Delaware Limited Liability Company

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of KADMON HOLDINGS, LLC, a Delaware limited liability company (the “Company”), dated as of June 27, 2014, is made by and among (i) the signatories on the signature pages hereto identified as the initial members and all signatories to counterpart signature pages hereto (collectively, with all of their respective Permitted Transferees, the “Initial Members”) and (ii) such other Person(s) (defined below) who execute a Joinder Agreement as defined in Section 9.5 hereof (together with all their respective Permitted Transferees, the “Other Members”; and collectively with the Initial Members, the “Members”).

W I T N E S S E T H:

WHEREAS, this Agreement shall amend and restate in its entirety the Company’s Amended and Restated Limited Liability Company Agreement dated as of October 22, 2010 (as amended, the “Prior Agreement”) and shall constitute a limited liability company agreement within the meaning of the Act (as defined below).

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                         Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Affiliate” shall mean, as to any Person, (i) any Affiliated Fund of such Person or (ii) any other Person that, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, “control” shall mean the power, directly or indirectly, either to (i) vote 50% (or 10%, in the case of the definition of “Special Approval Vote” and Sections 3.1, 3.3, 4.4, 6.2, 9.1, 9.3 and 9.6) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by ownership of voting securities, contract or otherwise. The terms “controlled by” and “under common control with” have the meanings correlative thereto.

“Affiliated Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, debt or equity investments and that is administered or managed or advised by (i) a Member, (ii) an Affiliate of a Member or (iii) an entity or an Affiliate of an entity that administers or manages or advises a Member.

“Applicable Series E Conversion Price” shall mean the price per Class A Unit attributable to a particular series of Class E Units as established by the Board of Managers in accordance with Section 3.1(h) hereof, which price shall be, at the time established, no less than $11.50 (subject to adjustment for any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction that affects the economic rights of the Class A Units hereunder).

“Available Cash” means the cash of the Company available for distribution from any source, to the extent not reasonably required for current or anticipated future expenses, obligations or reserves (including, without limitation, a working capital reserve), as determined by the Board of Managers.

“Board Member” has the meaning set forth in Section 4.1(b).

“Board of Managers” means the Board of Managers designated pursuant to Section 4.1 hereof.

“C Corporation” has the meaning set forth in Section 2.1.

“Certificate” means the Certificate of Formation of the Company filed on September 15, 2010 with the Delaware Secretary of State, as the same may be amended from time to time in accordance with the Act.

“Class A Units” means all the authorized and issued equity interests in the Company designated as Class A Units.

“Class B Units” means all the authorized and issued equity interests in the Company designated as Class B Units.

“Class C Units” means all authorized and issued equity interests in the Company designated as Class C Units.

“Class D Units” means all authorized and issued equity interests in the Company designated as Class D Units.

“Class E Dividend Rate” shall be determined pursuant to the following table for any issued and outstanding Class E Units that have not converted to Class A Units:

Period of Time	Class E Dividend Rate
Beginning on the date hereof and ending on December 31, 2015	0%
Beginning on January 1, 2016 and ending on June 30, 2016	5%
Beginning on July 1, 2016 and ending on December 31, 2016	6%
Beginning on January 1, 2017 and ending on June 30, 2017	7%
Beginning on July 1, 2017 and ending on December 31, 2017	8%
Beginning on January 1, 2018 and ending on June 30, 2018	9%
Beginning on July 1, 2018 and thereafter	10%

“Class E Units” means all authorized and issued equity interests in the Company designated as Class E Units or any series of Class E Units, as applicable.

“Class E Original Issue Price” for any particular series of Class E Unit shall mean the Applicable Series E Conversion Price for such Class E Unit.

“Class E Redemption Price” means with respect to each Class E Unit, 125% of the sum of (a) the Unreturned Capital of such Class E Unit, plus (b) the Class E Unpaid Yield with respect to such Class E Unit through the date of redemption of such Class E Unit.

“Class E Unpaid Yield” means, with respect to an outstanding Class E Unit, as of any time, an amount equal to the excess, if any, of (i) the aggregate Class E Yield accrued on such Class E Unit from the issuance thereof until such time, over (ii) the aggregate amount of Company distributions upon such Unit made prior to such time pursuant to Section 7.1 in respect of such Class E Unit.

“Class E Yield” means, with respect to an outstanding Class E Unit, the amount calculated as a yield accruing on such Class E Unit, at the rate equal to the Class E Dividend Rate, compounded on the last day of each full calendar year, on the sum of (i) the Unreturned Capital with respect thereto, or (ii) the accrued but unpaid Class E Yield thereon for all prior periods. In calculating the amount of any Company distribution upon such Unit to be made during a period, the portion of the Class E Yield accrued with respect to such Class E Unit for the portion of the calendar year elapsing before such Company distribution is made shall be taken into account in determining the amount of such distribution.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means, collectively, Class A Units, Class B Units, Class C Units and Class D Units.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Securities” means any Units, securities convertible into or exchangeable for Units or options, warrants or other rights to acquire Units.

“Confidential Information” has the meaning set forth in Section 3.4.

“Conversion Amount” means (i) with respect to the Class B Unit, $15 million, as such amount may be reduced in accordance with the terms of the Membership Interest Purchase Agreement and (ii) with respect to the Class C Unit, $15 million.

“Conversion Event” means (i) a dissolution of the Company and liquidation of its assets in accordance with this Agreement, (ii) a Sale of the Company (including pursuant to a drag-along transaction pursuant to Section 9.3), (iii) closing of the sale of shares of common stock in an underwritten public offering registered under the Securities Act of 1933, as amended, where the sale of common stock shall be on behalf of the successor entity pursuant to Section 14.14 of this Agreement; or (iv) the exercise by the Class B Unit holder, or Class C Unit holder of its co-sale right pursuant to Section 9.6.

“Conversion Interest” means the percentage interest determined by a formula, where the (i) numerator is equal to the Conversion Amount, and the (ii) denominator is equal to the Conversion Value in effect at the time of such conversion.

“Conversion Unit” has the meaning set forth in Section 3.1(e).

“Conversion Value” shall be equal to (A) with respect to the Class B Unit, 90% of, as applicable, (i) the deemed Equity Value resulting from a Sale of the Company, (ii) the Company equity valuation at which a public offering is consummated, (iii) the fair market value upon a dissolution or liquidation not in connection with a Sale of the Company or (iv) the Imputed Value with respect to a Conversion Event described in clause (iv) of the definition thereof; and (B) with respect to the Class C Unit, 60% of, as applicable, (i) the deemed Equity Value resulting from a Sale of the Company, (ii) the Company equity valuation at which a public offering is consummated, (iii) the fair market value upon a dissolution or liquidation not in connection with a Sale of the Company or (iv) the Imputed Value with respect to a Conversion Event described in clause (iv) of the definition thereof.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of October 22, 2010 by and among, Kadmon Merger Co., LLC as borrower, the Company, the Lenders party thereto and Cortland Capital Market Services, LLC, as Administrative Agent, as amended, modified or supplemented from time to time.

“Equity Value” means (i) with respect to a Sale of the Company in which the Company’s Units are sold, (x) (1) the price per Unit paid in such Sale of the Company multiplied by (2) the number of the Company’s then outstanding Units, calculated on a Fully-Diluted Basis plus (y) any contingent payments paid or payable by the purchaser(s) (including, without limitation, amounts paid into escrow), and (ii) with respect to any other Sale of the Company, an amount equal to the excess of (A) the sum of (1) the total value of all consideration (including cash, securities or other property) paid, directly or indirectly, by the purchaser(s), (2) dividends or other distributions declared by the Company prior to or in connection with such Sale of the Company, (3) amounts paid by the Company to repurchase any securities of the Company prior to or in connection with such Sale of the Company and (4) any contingent payments paid or payable by the purchaser(s) (including, without limitation, amounts paid into escrow), over (B) the sum of (1) indebtedness for borrowed money (other than debt assumed by the purchaser(s)), including accrued interest and prepayment penalties and capital leases, (2) any non-participating preferred stock, including all liquidation payments and accrued dividends and (3) any liability for legal, accounting or any other professional and brokerage/investment banking fees and expenses incurred by the Company or by a Member and paid or payable by the Company in connection with such Sale of the Company.

“Founding Member” means Dr. Samuel Waksal in his role as founding Member of the Company.

“Fiscal Year” means the taxable year of the Company for federal income tax purposes.

“Fully-Diluted Basis” means, on any date, the aggregate number of Units outstanding on such date, assuming the exercise or conversion of all Company Securities then exercisable or convertible into Units, or which will become exercisable upon the consummation of a contemplated transaction.

“GAAP” means United States generally accepted accounting principles.

“Imputed Value” means, with respect to a co-sale transaction, the price per Unit paid in such co-sale transaction multiplied by the number of the Company’s then outstanding Units, calculated on a Fully-Diluted Basis.

“Incentive Plan” means the Company’s 2010 Ownership Incentive Plan.

“Indemnified Person” has the meaning set forth in Section 11.1.

“Initial Members” has the meaning set forth in the first paragraph of this Agreement.

“Joinder Agreement” has the meaning set forth in Section 9.5.

“Majority of the Board” means (i) if the Board of Managers is comprised of more than one manager, the affirmative vote of a majority of the managers then comprising the Board of Managers and (ii) if the Board of Managers is comprised of one manager, the vote of that manager.

“Member” has the meaning set forth in the first paragraph of this Agreement.

“Membership Interest” has the meaning set forth in Section 3.1(a).

“Membership Percentage Interest” means the percentage obtained by dividing the number of outstanding Class A Units held by a Member by the total number of Class A Units outstanding.

“Other Members” has the meaning set forth in the first paragraph of this Agreement.

“Permitted Transferee” means (i) an Affiliate of a Member, (ii) any of the lawful issue of a Member, (iii) the spouse or estate of a Member, (iv) any trust, partnership, custodianship or other fiduciary account established for the exclusive benefit of a Member or Permitted Transferee, (v) any other Member of the Company or any member of Kadmon I, LLC, provided that this clause (v) shall not be applicable with respect to proposed Transfers by Samuel D. Waksal, any entity managed by Samuel D. Waksal, or any of their respective Affiliates, (vi) any Person acquiring at any time, from time to time, any portion of the debt of Three Rivers Pharmaceuticals, LLC in connection with which the Units being transferred were acquired pursuant to (or subsequently transferred thereafter to a Permitted Transferee) the Credit Agreement; provided, however that such Person is acquiring all such Units that were issued in connection with the portion of the debt being transferred or (vii) any pledge of Units required by the terms of any credit facility of any Member.

“Person” means any natural person, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.

“Preemptive Offer” has the meaning set forth in Section 6.2(a).

“Preemptive Offer Period” has the meaning set forth in Section 6.2(a).

“Primary Right” has the meaning set forth in Section 9.2(c).

“Pro Rata Portion” has the meaning set forth in Section 9.2(c)(ii).

“Qualified Public Offering” means the closing of the Company’s first bona fide firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Units (or equity securities of a successor corporation pursuant to Section 14.14); provided, that, the aggregate gross proceeds to both the Company (or a successor corporation pursuant to Section 14.14) and/or any Members are not less than $75,000,000.

“Restricted Unit Award Agreement” means an agreement entered into pursuant to the Incentive Plan between the Company and an employee, officer, director, manager, consultant, sales representative or advisor of the Company or any of its subsidiaries, in the form approved by the Board of Managers, pursuant to which the Company shall issue Class A Units.

“Sale of the Company” means any liquidity event pursuant to which the Company is sold, including by way of a sale of all of the Units (including, without limitation, pursuant to a drag-along transaction pursuant to Section 9.3), merger, consolidation or recapitalization or a sale of substantially all of the Company’s assets (determined on a consolidated basis) or an event pursuant to which the holders of the outstanding Units, immediately prior to such event, own less than a majority in voting power of the outstanding Units, or the surviving or resulting Person immediately following such transaction.

“Securities Act” has the meaning set forth in Section 13.1(a).

“Secondary Notice” has the meaning set forth in Section 9.2(c).

“Secondary Right” has the meaning set forth in Section 9.2(c).

“Special Approval Vote” means the consent of each of the following: (A) Kadmon I, LLC, (B) the Members holding at least a majority of the Class A Units, excluding from such calculation the Units held by Kadmon I, LLC, Samuel D. Waksal, officers or employees of the Company and any of their respective Affiliates, and (C) Members holding at least a majority of the Stapled Class A Units. The Company will notify all Persons voting in a Special Approval Vote of the matter to be voted upon at least ten (10) business days prior to such vote.

“Stapled Class A Unit” has the meaning set forth in Section 3.1(g).

“Transfer” has the meaning set forth in Section 9.1.

“Unit” means a membership interest in the Company, including the Class A Units, Class B Units, Class C Units, Class D Units and Class E Units

“Unreturned Capital” means, with respect to any Unit, an amount equal to the excess, if any, of (i) the aggregate amount of capital contributions to the Company made in exchange for or on account of such Unit, over (ii) the aggregate amount of prior Company distributions upon such Unit that constitute a return of the capital contributions with respect to such Unit therefor pursuant to Section 7.1.

“Unvested Class A Units” means all Class A Units that have not yet vested as of a particular date in accordance with the terms of an applicable Restricted Unit Award Agreement.

SECTION 2.                         Formation, Purpose, Term

2.1                               Formation; Qualification. The Company has been formed under the laws of the State of Delaware on the date of the filing of the Certificate with the Delaware Secretary of State. The Board of Managers shall cause to be executed, filed and published such documents and instruments with such appropriate authorities and/or in such publications as may be necessary or appropriate from time to time to comply with all requirements for the formation and operation of a limited liability company in Delaware. This Agreement is intended to serve as a limited liability agreement as such term is defined in Section 18-101(7) of the Act. The parties intend that the Company shall be taxed as a c-corporation subject to taxation pursuant to Subchapter C of Chapter I of the Code (a “C Corporation”), and will make and maintain all filings and elections to preserve such status of the Company.

2.2                               Name. The business of the Company shall be conducted under the name “Kadmon Holdings, LLC”.

2.3                               Purposes. The Company is organized for the purpose of transacting any and all lawful business for which a limited liability company may be organized under the Act. Subject to the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

2.4                               Powers. The Company shall possess and may exercise all powers necessary, convenient or incidental to the conduct, promotion or attainment of the business purposes to the fullest extent provided in the Act.

2.5                               Principal Place of Business. The principal office of the Company shall be located at 450 East 29th St., New York, New York 10016, or such other place as shall be determined by the Board of Managers. The initial registered agent for the Company shall be Corporation Service Company. The initial registered office of the Company in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

2.6                               Term. The term of the Company commenced upon the filing of the Certificate with the Delaware Secretary of State, and shall terminate as provided herein. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate in the manner required by the Act.

2.7                               Organization Expenses. The Company shall pay all expenses incurred in connection with the formation and organization of the Company. Such expenses shall include, without limitation, fees of legal counsel, filing and publication costs and other like expenses.

2.8                               Unit Register; Transfer. Units may be issued for such consideration as the Board of Managers may determine, subject to the other provisions hereof. The Company shall maintain at its principal office a Unit register containing the names and addresses of the holders of record of Units. Each Member shall receive from time to time, or at any Member’s written request, a statement in the form of Exhibit A hereto that sets forth, as of a certain date, such Member’s ownership interest in the Company and the other information contained on such Exhibit. Units may only be transferred in accordance with the terms of this Agreement and each such transfer shall be recorded in the Unit register. The Board of Managers shall provide periodically to each Member a statement of such Member’s ownership interest to reflect changes in ownership and the admission of additional Members of the Company pursuant to Section 6.1.

2.9                               Certificates for Units. The Units of the Company will be represented by certificates at all times. The exact contents of a certificate shall be determined by the Board of Managers.

SECTION 3.                         Members; Membership Interests.

3.1                               Membership Interests.

(a) General. An ownership interest in the Company is herein referred to generally as a “Membership Interest”, and the owner thereof is herein referred to as a “Member”. A Member’s Membership Interest will be expressed as a number of “Units”, whether whole or fractional, issued by the Company and as provided for herein. The respective rights of each Member to share in the capital of the Company, (i) by way of distributions will be determined by Section 7.1, and (ii) on liquidation will be determined by Section 7.2 and Section 10.2 herein. Each Member shall have the rights and powers with respect to each Class of such Member’s Membership Interest as set forth in this Agreement.

(b) Percentage Interest. Each Member shall have a Membership Percentage Interest with respect to its Membership Interest. A Member’s Membership Percentage Interest will be proportionately increased or decreased when the Company issues new participating Units.

(c) Issuances to Kadmon I, LLC. The Company shall not issue, transfer or sell additional Membership Interests to Kadmon I, LLC, other than in connection with a valid exercise by Kadmon I, LLC of its preemptive rights in accordance with this Agreement. Any capital contributions by Kadmon I, LLC prior to or after the date hereof, up to the additional equity amount required by Section 5.16 of the Credit Agreement, shall be deemed in consideration of the Membership Interests currently issued to Kadmon I, LLC. Other than with respect to issuances of equity in connection with an event described in Section 6.2(f)(ii), 6.2(f)(iii) or 6.2(f) (iv) (excluding from this carve out issuances to any Affiliates of the Company or Kadmon I, LLC), all equity raised after the date hereof shall be through Kadmon I, LLC and not any other entity or individual until the obligations in Section 5.16 of the Credit Agreement have been satisfied in full (without regard to the time limits specified therein).

(d) Class A Units. Class A Units may be issued at the discretion of the Board of Managers, in such amounts and for such consideration as is determined by the Board of Managers. Holders of Class A Units shall be entitled to vote on all matters submitted to the vote of the Members at the ratio of one vote for each Class A Unit.

(e) Class B Unit. One Class B Unit will initially be issued to 3RP Holding Company, LLC. The Class B Unit shall have the following rights only:

(i)                                     General. The Class B Unit shall be a non-redeemable, non-voting and non-participating Unit, and will not participate in any Company distributions (except as otherwise specifically contemplated herein). For the purpose of the covenants and obligations of the Members contained in this Agreement, the holder of the Class B Unit shall be a “Member” hereunder obligated to comply with any such covenants or obligations.

(ii)                                  Conversion. The Class B Unit is convertible as follows:

(A) Automatic Conversion. The Class B Unit shall be automatically converted into fully paid and nonassessable Class A Units (the “Conversion Units”), in accordance with the provisions hereof, upon the occurrence of a Conversion Event.

(B) Conversion Units. The number of Conversion Units into which the Class B Unit shall convert shall be equal to such number of Conversion Units as would provide the holder of the Class B Unit with an ownership interest in the Company, calculated on a post-conversion basis, equal to the Conversion Interest, after taking into account the simultaneous conversion of the Class D Units as described in Section 3.1(g).

(C) Process. The holder of Class B Unit shall receive written notice from the Company of a pending Conversion Event, which notice shall specify the estimated effective date of the conversion (the “Conversion Notice”). If the Class B Unit is certificated, the holder shall, within 5 days of its receipt thereof, deliver to the Company the certificate for the Class B Unit, duly endorsed, or an affidavit of loss, including provisions indemnifying the Company with respect to such loss, and otherwise in a form reasonably acceptable to the Company, at the office of the Company. The notice shall also state therein the name or names in which the Class A Units are to be issued. The Company shall, as soon as reasonably practicable thereafter, deliver to each holder of Conversion Units, a statement in the form of Exhibit A hereto that sets forth, as of a certain date, such Member’s ownership interest in the Company and the other information contained on such Exhibit. Such conversion shall be deemed to have been made, and be effective as of the close of business on the date immediately prior to the closing of the Conversion Event, and the person or persons entitled to receive the Conversion Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Units as of such date.

(iii)                               Transfer. Notwithstanding anything to the contrary contained herein, the Class B Unit may not be Transferred to any Person (including a Permitted Transferee) without the prior written consent of the Board of Managers. In connection with any such Transfer, the Board of Managers shall be entitled to split the Class B Unit into multiple Class B Units, in which case the Conversion Amount of each such Class B Unit shall be equal to its pro rata portion of the “Conversion Amount” based on the total number of Class B Units issued.

(f) Class C Unit. One Class C Unit will initially be issued to 3RP Holding Company, LLC. The Class C Unit shall be identical in all respects with the Class B Unit, except (i) as otherwise provided for in the definitions used in this Agreement and (ii) that non-definitional references to “Class B” shall be changed to “Class C”.

(g) Class D Units. The Class D Units will initially be issued pro rata to the Lenders who are party to the Credit Agreement on the Closing Date (as such term is defined in the Credit Agreement) so that, on the Closing Date, each Lender holds the same number of Class D Units as it does Class A Units. The Class A Units to which the Class D Units correspond shall be referred to herein as the “Stapled Class A Units”. For avoidance of doubt, any Class A Units acquired by a Lender subsequent to the date hereof (other than any Stapled Class A Units and corresponding Class D Units transferred to any person as permitted by this Agreement) shall not be considered Stapled Class A Units. No additional Class D Units may be issued by the Company without the unanimous prior written consent of the holders of the Class D Units. Each Class D Unit shall have the following rights only:

(i)                                     General. Each Class D Unit shall be a non-redeemable, non-voting and non-participating Unit, and will not participate in any Company distributions (except as otherwise specifically contemplated herein). For the purpose of the covenants and obligations of the Members contained in this Agreement, each holder of Class D Units shall be a “Member” hereunder obligated to comply with any such covenants or obligations.

(ii)                                  Conversion. Each Class D Unit is convertible as follows:

(A) Automatic Conversion. Each Class D Unit shall be automatically converted into Conversion Units, in accordance with the provisions hereof, upon the occurrence of a Conversion Event in which the Class B Unit and Class C Unit convert into Conversion Units; provided, however, that the Class D Units shall not convert into Conversion Units and shall be deemed void if, upon a Conversion Event, if, as applicable, (i) the deemed Equity Value resulting from a Sale of the Company, (ii) the Company equity valuation at which a public offering is consummated, (iii) the fair market value upon a dissolution or liquidation not in connection with a Sale of the Company or (iv) the Imputed Value with respect to a Conversion Event described in clause (iv) of the definition thereof, as applicable, for such Conversion Event is less than $45,840,000.

(B) Conversion Units. The number of Conversion Units into which the entire class of Class D Units shall convert shall be equal to ten percent (10%) of such number of Conversion Units that are issued in the conversion of the Class B Unit and the Class C Unit, with each Class D Unit converting into the applicable pro rata number of Conversion Units based on the Class D Units being converted, with such calculation and conversion deemed to take place simultaneously with the conversion of the Class B Unit and the Class C Unit such that, post conversion, the Conversion Units issued upon conversion of the Class D Units shall be equal to ten percent (10%) of the aggregate number of Conversion Units that were issued in the conversion of the Class B Unit and the Class C Unit.

(C) Process. Each holder of the Class D Units shall receive a Conversion Notice which shall specify the estimated effective date of the conversion. If the Class D Units are certificated, the holder shall, within five (5) days of its receipt thereof, deliver to the Company each certificate for the applicable Class D Unit, duly endorsed, or an affidavit of loss, including provisions indemnifying the Company with respect to such loss, and otherwise in a form reasonably acceptable to the Company, at the office of the Company. The notice shall also state therein the name or names in which the Class A Units issuable upon conversion of the Class D Units are to be issued. The Company shall, as soon as reasonably practicable thereafter, deliver to each holder of Conversion Units, a statement in the form of Exhibit A hereto that sets forth, as of a certain date, such Member’s ownership interest in the Company and the other information contained on such Exhibit. Such conversion shall be deemed to have been made, and be effective as of the close of business on the date immediately prior to the closing of the Conversion Event, and the person or persons entitled to receive the Conversion Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Units as of such date.

(iii)                               Transfer. Notwithstanding anything to the contrary contained herein, (i) no Class D Unit may be Transferred to any Person (including a Permitted Transferee) except to a Person acquiring such Class D Unit’s corresponding Stapled Class A Unit in connection with which the Class D Unit being transferred was acquired (or subsequently transferred) pursuant to the Credit Agreement and (ii) no Stapled Class A Unit may be Transferred to any Person (including a Permitted Transferee) except to a Person also acquiring such Stapled Class A Unit’s corresponding Class D Unit.

(h)       Class E Units. The Board of Managers is hereby expressly authorized to provide for, and issue, one or more series of Class E Units and, with respect to each such series, establish the Applicable Series E Conversion Price. Concurrently with the authorization of such series of Class E Units, a member of the Board of Managers, or the Company’s general counsel, shall execute a “Series E Designation Certificate” (substantially in the form attached hereto as Exhibit C), which certificate will confirm the (i) establishment by the Board of Managers of a series of Class E Units to be issued and (ii) establish the Applicable Series E Conversion Price for such series of Class E Units. Each Class E Unit, regardless of series, shall have the following rights only:

(i)                                     General. For the purpose of the covenants and obligations of the Members contained in this Agreement, each holder of Class E Units shall be a “Member” hereunder obligated to comply with any such covenants or obligations. Each holder of Class E Units shall be entitled to a number of votes equal to the number of Class A Units into which such holder’s Class E Units is convertible into pursuant to Section 3.1(h)(ii)(B)(II) until the Class E Units are converted to Class A Units. Except as otherwise required by law or as set forth herein, each Class E Unit of any series shall have voting rights and powers equal (on an as-if converted to Class A Units basis) to the voting rights and powers of the Class A Units and all Class E Units of any series shall vote with the Class A Units as a single class.

(ii)                                  Conversion. Each Class E Unit is convertible as follows:

(A)                               Conversion. Each Class E Unit shall (I) be automatically converted into Conversion Units, in accordance with the provisions hereof, upon the occurrence of a Qualified Public Offering, or (II) be converted into Conversion Units at the election of any holder of such Class E Unit, in accordance with the provisions hereof, at any time prior to a Qualified Public Offering.

(B)                               Conversion Units. The number of Conversion Units into which each Class E Unit may be converted shall equal the Class E Original Issue Price divided by the applicable Conversion Price in effect at the time of conversion (the “Conversion Rate”). The “Conversion Price” for each Class E Unit shall, at the election of the holder thereof, be equal to either (I) the product of (x) 85% and (y) the price per unit of the Company (or the price per share of common stock of the corporate successor to the Company pursuant to Section 14.14) in a Qualified Public Offering, or (II) the Applicable Series E Conversion Price (subject to adjustment for any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction that affects the economic rights of the Class A Units hereunder); provided, however, that if a Class E Unit is converted into Conversion Units pursuant to Section 3.1(h)(ii)(A)(II), then the “Conversion Price” for such Class E Unit shall be equal to the Applicable Series E Conversion Price.

(C)                               Process for Automatic Conversion of Conversion Units. In the event that a Class E Unit is automatically converted into Conversion Units pursuant to Section 3.1(h)(ii)(A)(I), each holder of the Class E Units shall receive a Conversion Notice which shall specify the estimated effective date of the Qualified Public Offering. If the Class E Units are certificated, the holder shall, within five (5) days of its receipt thereof, deliver to the Company each certificate for the applicable Class E Unit, duly endorsed, or an affidavit of loss, including provisions indemnifying the Company with respect to such loss, and otherwise in a form reasonably acceptable to the Company, at the office of the Company. The notice shall also state therein the name or names in which the Class A Units issuable upon conversion of the Class E Units are to be issued. The Company shall, as soon as reasonably practicable thereafter, deliver to each holder of Conversion Units, a statement in the form of Exhibit A hereto that sets forth, as of a certain date, such Member’s ownership interest in the Company and the other information contained on such Exhibit. Such conversion shall be deemed to have been made, and be effective as of the close of business on the date immediately prior to the closing of the Qualified Public Offering, and the person or persons entitled to receive the Conversion Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Units as of such date.

(D)                               Process for Elective Conversion of Conversion Units. In the event that a Class E Unit is converted into Conversion Units at the election of the holder of such Class E Unit pursuant to Section 3.1(h)(ii)(A)(II), such holder of the Class E Unit(s) shall deliver a Conversion Notice which shall specify the desired effective date of the conversion. If the Class E Units are certificated, the holder shall, within five (5) days of its delivery thereof, deliver to the Company each certificate for the applicable Class E Unit, duly endorsed, or an affidavit of loss, including provisions indemnifying the Company with respect to such loss, and otherwise in a form reasonably acceptable to the Company, at the office of the Company. The notice shall also state therein the name or names in which the Class A Units issuable upon conversion of the Class E Units are to be issued. The Company shall, as soon as reasonably practicable thereafter, deliver to each holder of Conversion Units, a statement in the form of Exhibit A hereto that sets forth, as of a certain date, such Member’s ownership interest in the Company and the other information contained on such Exhibit. If such conversion is for only a portion of such Class E Units then held by such holder and represented by a certificate, a certificate shall be issued for the unconverted Class E Units (if such units are then certificated) and Exhibit A shall continue to reflect those Class E Units that were not converted. Any conversion pursuant to this Section 3.1(h)(ii)(A)(II) shall be deemed to have been made immediately prior to the close of business on the date specified in such notice and surrender of the Class E Units to be converted and the Person or Persons entitled to receive the Class A Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Units on such date.

3.2                               Limitation on Liability. No Member shall be liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, except as provided by law or as specifically provided otherwise herein. All Persons dealing with the Company will have recourse solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

3.3                               Business Transactions Involving a Member or Affiliate of a Member. All transactions between (i) the Company or any of its subsidiaries on the one hand and (ii) any of the Company’s Affiliates, a Member or any of such Member’s Affiliates on the other, shall require a Special Approval Vote; provided that the material facts as to such Company’s Affiliate’s, Member’s or its Affiliate’s relationship and interest in the contract or transaction are disclosed to the Members prior to the Class A Unit Member vote to approve the transaction. Without limiting the foregoing, all transactions between the Company or any of its subsidiaries and any of the Company’s Affiliates, a Member or its Affiliate shall be at prices and on terms and conditions not less favorable to the Company and its subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties, as reasonably determined in good faith by the Board of Managers. Notwithstanding anything herein in the contrary, this Section 3.3 shall not apply to transactions between the Company or any of its Subsidiaries and the administrative agent, lenders and other persons pursuant or relating to the Credit Agreement or the Loan Documents (as defined in the Credit Agreement), including, without limitation, agreements, modifications or supplements thereto, the payment of principal, interest, fees and other obligations thereunder and the exercise of any rights or remedies pursuant thereto.

3.4                               Confidentiality.

(a) Company Confidential Information. None of the Members, any Board Member, or any of their respective representatives shall, without the prior written consent of the Company, divulge, disclose or make accessible to any other Person (other than its officers, directors, employees, agents, professional advisors and partners), or use for its own benefit in connection with matters unrelated to the Company, any Confidential Information (as herein defined), except (i) to potential purchasers of a Member’s Units when such potential purchasers have entered into a valid and binding confidentiality agreement that is no less restrictive than the terms contained herein, (ii) when required to do so by applicable law or regulations or by a court of competent jurisdiction, by any governmental agency having supervisory authority or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order such Person to divulge, disclose or make accessible such information or (iii) to any Affiliate of such Person or accountant, legal counsel or other advisors (including any advisors and sub-advisors to the funds and accounts managed by such Person) of such

Person that need to know such information in connection with such Members’ or Board Members’ investment, obligations or duties with respect to the Company (such Persons, the “Representatives”) (provided, with respect to this clause (iii), each such Representative agrees to comply with the provisions of this Section 3.4(a) with respect to such Confidential Information received by such Representative); notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Members’ and their respective Representatives’ businesses include the analysis of, and investment in, securities, instruments, businesses and assets and the review of the Confidential Information given to the Members and their respective Representatives inevitably will serve to give the Members and their respective Representatives a deeper overall knowledge and understanding in a way that cannot be separated from the Members’ or such Representatives’ other knowledge. Accordingly, and without in any way limiting the Members’ obligations under this Agreement, the Company agrees that this Agreement shall not restrict the Members’ use of such overall, generalized knowledge and understanding retained in the unaided memory of individual personnel for the Members’ own internal purposes, including the purchase, sale, consideration of, and decisions related to other investments. For purposes of this Agreement, “Confidential Information” shall mean non-public information concerning the Company’s or any of its subsidiaries’ financial data, strategic business plans, product development (or other proprietary product data), customer lists, customer information, information relating to governmental relations, discoveries, practices, processes, methods, marketing plans and other material non-public, proprietary and confidential information, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company and its subsidiaries to others not subject to confidentiality agreements. Notwithstanding anything to the contrary described herein, the parties hereto and each of their respective employees, representatives or other agents, are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of any information that is not relevant to understanding the tax treatment or tax structure of the transactions; provided, further, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws. Notwithstanding anything herein to the contrary, this Section 3.4(a) shall not apply to the administrative agent or lenders that are party to the Credit Agreement, it being understood that the administrative agent and lenders are subject to Section 10.11 of the Credit Agreement.

(b) Member Confidentiality. Neither the Company nor any of its representatives or Affiliates shall issue any press releases or other public or private disclosure using the name of any Member or any information provided by the Member in relation to its investment in the Company or any of its Affiliates (whether in connection with the Company or otherwise) without obtaining Member’s prior written consent, nor may the Company release information provided by the Member to the Company’s auditors, employees, representatives or other agents and the Member’s name shall not appear in any financial statements which are distributed to anyone other than the other Members or the Company or its Affiliates, except, in each case, (i) to potential purchasers of a

Member’s Units when such potential purchasers have entered into a valid and binding confidentiality agreement that is no less restrictive than the terms contained herein, (ii) when required to do so by applicable law or regulations or by a court of competent jurisdiction, by any governmental agency having supervisory authority or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order such Person to divulge, disclose or make accessible such information or (iii) to any Affiliate of such Person or accountant, legal counsel or other advisors of such Person.

3.5                               No Management by Members. Except as expressly provided in this Agreement, no Member will have the right by virtue of such Member’s membership to take part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company notwithstanding Section 18-402 of the Act.

3.6                               Meetings and Voting.

(a) The Members shall have a meeting on such date and at such frequency as may be determined by the Board of Managers in their sole discretion for the purpose of conducting such business as may properly come before the meeting; provided, however that a meeting of the Members shall occur at least once every twelve (12) months. At any meeting of Members, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting, provided that any Member or group of Members holding at least ten percent (10%) of the outstanding Class A Units (excluding for purposes of such calculation, Class A Units held by Kadmon I, LLC, Samuel D. Waksal, or their respective Affiliates may add any item to a meeting agenda by giving written notice thereof to the Board of Managers at any time prior to the commencement of such meeting. Except as otherwise provided herein, including, without limitation, with respect to the appointment of Board Members, the Members may take action at a properly called meeting with respect to any item of business by a vote of the Members having a majority of the voting rights underlying the Units, unless otherwise provided by any provision of applicable law or this Agreement.

(b) Written notice of every meeting of Members shall be given not less than twenty (20) nor more than sixty (60) days before the date of the meeting to the Members entitled to vote, stating the place, date and hour thereof, and the purpose or purposes thereof. All notices shall be given in the manner specified in Section 14.1 hereof.

(c) A Member may waive any notice required by law or this Agreement, before or after the date and time of the meeting that is the subject of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the Member entitled to the notice and delivered to any Board Member for inclusion in the Company’s minutes or records. A Member’s attendance at or participation in a meeting waives any required notice to such Member of the meeting unless the Member, at the beginning of the meeting or promptly upon such Member’s arrival, objects to the transaction of any business at such meeting on the ground that such meeting is not lawfully called or convened. A Member may participate in a meeting in person or by proxy.

(d) Any vote, consent or approval of the Members entitled to vote may be accomplished by written consent in lieu of a meeting signed by Members having a having a majority of the voting rights underlying the Units. At least ten (10) days prior to any proposed vote of the Members on resolutions that are proposed to be passed by written consent, the Company will circulate to all Members a notice providing a reasonable description of such resolutions. All such consents and waivers shall be filed with the Company’s minutes or records.

(e) Members may participate in a regular or special meeting by, or conduct the meeting through, the use of any means of communication by which all Members participating may simultaneously hear each other during the meeting, including telephonically or by video conferencing or any other such means. Any Member who participates in a meeting in this manner is deemed to be present in person at the meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7                               Capital Contributions. None of the Members shall have any obligation to make any capital contributions to the Company.

SECTION 4.                         Management of the Company

4.1                               Board of Managers. The business of the Company will be managed by the Board of Managers, and the Persons constituting the Board of Managers will be the “managers” of the Company for all purposes under the Act.

(a) The Board of Managers shall have full and exclusive authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of Company business, unless otherwise provided in the Act, the Certificate or this Agreement. Except as expressly provided herein, the vote of a Majority of the Board shall be required to approve or effect any action or transaction on behalf of the Company.

(b) The Board of Managers will initially consist of seven (7) members (such members, along with any other Persons appointed from time to time, the “Board Members”). The number of Board Members may be increased from time to time by resolution of the Board of Managers. The initial Board Members shall be (i) Samuel D. Waksal, (ii) Susan Aciman, (iii) Dr. Eugene Bauer, (iv) Dr. David Blaustein, (v) Dixon Boardman, (vi) Dr. Alexandria Forbes and (vii) Dr. Richard Mulligan.

(c) At all times at least a majority of the Board Members shall be “Independent Directors” as defined under NASDAQ Rule 5605(a)(2), as amended.

(d) Any Board Member may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Board Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e) Any Board Member, other than Dr. Samuel D. Waksal for so long as he continues to beneficially own or control at least ten percent (10%) of the outstanding equity of the Company, may be removed by at any time by a majority vote of the other Board Members. In the event any Board Member is convicted of a felony involving moral turpitude, fraud, theft or dishonesty, if such Board Member is not removed by the Board of Managers within thirty (30) days, such Board Member may be removed by a Special Approval Vote.

(f) In the event of a vacancy on the Board of Managers due to the resignation or removal of any Board Member, such vacancy may only be filled by a majority vote of the Board of Managers. Any Board Member position to be filled by reason of an increase in the number of Board Members may be filled by the Person selected by the vote of the Board of Managers.

(g) Each Board Member shall be required to devote such time to the affairs of the Company as the Board of Managers reasonably determines may be necessary or appropriate to manage and operate the Company.

(h) Each Board Member has the power and authority to execute and deliver, on behalf of the Company, all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; partnership agreements; and any other instruments or documents; provided that if the Board of Managers consists of more than one Person, any such documents have been authorized and approved by a Majority of the Board.

(i)             The Board of Managers may delegate all or part of its authority to committees or the Board or officers of the Company whom the Board of Managers may appoint from time to time, including, without limitation, officers possessing the titles of President, Vice President, Treasurer and Secretary.

(j)            All Board Members shall owe the same fiduciary duties to the Company and each of the Members as a director of a corporation organized under the State of Delaware owes to such corporation and its stockholders.

4.2                               Meetings; Action Without Meeting.

(a) Regular Meetings. Regular meetings of the Board of Managers may be held without call or notice at such places within or without the State of Delaware and at such times as the Board of Managers may from time to time determine, provided that notice of the first regular meeting following any such determination will be given to absent Board Members.

(b) Special Meetings. Special meetings of the Board of Managers may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by two or more Board Members, reasonable notice thereof being given to each other Board Member. Notice of a meeting need not be given to any Board Member if a written waiver of notice, executed by such Board Member before or after the meeting, is filed with the records of the meeting, or to any Board Member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Board Member.

(c) Quorum. Except as may be otherwise provided by law, at any meeting of the Board of Managers a quorum will consist of a Majority of the Board then in office. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

(d) Action by Vote. Except as may be otherwise provided by law or pursuant to this Agreement, when a quorum is present at any meeting the vote of a Majority of the Board will be the act of the Board of Managers.

(e) Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if (i) prior written notice of such proposed action is furnished to each Board Member, (ii) Board Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Board Members entitled to vote thereon were present and voted consent thereto in writing and (iii) such writing or writings are filed with the records of the meetings of the Board of Managers. Such consent will be treated for all purposes as the act of the Board of Managers.

(f) Participation in Meetings by Conference Telephone. Board Members may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation will constitute presence in person at such meeting.

4.3                               Compensation of Board of Managers; Reimbursements. The Board Members may receive compensation for performing his/her duties as a member of the Board of Managers, in such amounts as are determined in good faith by the Board of Managers to be reasonable under the circumstances, provided that any grant of Company Securities to any Board Member shall be in accordance with the Incentive Plan. A Board Member shall also be entitled to reimbursement of his/her reasonable out-of-pocket expenses in connection with the performance of such duties.

4.4                               Business Transactions Involving Board Members or Affiliates. Subject to Section 3.3, a Board Member or its Affiliate, or any Person in which a Board Member holds office or has a financial interest, may lend money to, provide services to and transact other business with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Board Member or an Affiliate of a Board

Member; provided that (i) the material facts as to such Person’s relationship or interest in and as to the contract or transaction are disclosed to the Board of Managers and the Members holding Class A Units, and the contract or transaction is authorized by the Board and a Special Approval Vote and (ii) the terms on which all such lending, services and other business are transacted shall be at prices and on terms and conditions not less favorable to the Company and its subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties, as reasonably determined in good faith by the disinterested members of the Board of Managers.

4.5                               Observer Rights.

(a) So long as the Credit Agreement remains outstanding, the Majority Lenders (as defined in the Credit Agreement), shall have the right to designate one observer, without voting rights, who will be entitled to attend all meetings of the Board of Managers (including any committees thereof). Any observer designated by the Majority Lenders shall be entitled to notice of all meetings and proposed written actions in lieu of meetings of the Board of Managers (including committee meetings) and to information and written material provided to any members of the Board of Manager in connection with the same. Such observer shall be entitled to a reimbursement for reasonable out-of-pocket expenses from the Company incurred in connection with attendance at meetings of the Board of Managers (or committees thereof). Notwithstanding the foregoing, the Board of Managers may exclude such observer from any meeting or portion thereof to the extent that the observer’s presence at such meeting or portion thereof would, upon advice of counsel to the Company, disrupt the attorney-client privilege between the Company and its counsel.

(b) So long as 3RP Holding Company, LLC owns at least 50% of the Units (on a Fully-Diluted Basis) that it owns on the date hereof, it shall have the right to designate one observer, without voting rights, who will be entitled to attend all meetings of the Board of Managers (including any committees thereof). Any observer designated by 3RP Holding Company, LLC shall be entitled to notice of all meetings and proposed written actions in lieu of meetings of the Board of Managers (including committee meetings) and to information and written material provided to any members of the Board of Manager in connection with the same. Such observer shall be entitled to a reimbursement for reasonable out-of-pocket expenses from the Company incurred in connection with attendance at meetings of the Board of Managers (or committees thereof). Notwithstanding the foregoing, the Board of Managers may exclude such observer from any meeting or portion thereof to the extent that the observer’s presence at such meeting or portion thereof would, upon advice of counsel to the Company, disrupt the attorney-client privilege between the Company and its counsel.

SECTION 5.                         Accounting and Records

5.1                               Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company in accordance with the accounting methods elected to be followed by the Company which shall be on an accrual basis for financial reporting purposes and for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Fiscal Year of the Company shall be the calendar year.

5.2                               Access to Accounting Records. All books and records of the Company shall be maintained at the Company’s principal place of business, and each Member, and the Member’s duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times for any purpose reasonably related to its interest in the Company.

5.3                               Accounting Decisions. All decisions as to accounting matters shall be made by the Board of Managers.

5.4                               Federal Income Tax Elections. The Company shall make all elections to be taxed as a C Corporation for federal and state income tax purposes under Treasury Regulations §301.7701-3, as amended, effective as of the date of this Agreement and at all times thereafter. As a result of such election, the Company and each of the Members shall treat all outstanding Units as stock in a corporation for U.S. Federal income tax purposes and each Member that meets the requirements for applicability of Section 351 of the Code to its acquisition of such stock as having acquired such stock in a transaction governed by Section 351 of the Code. All decisions as to tax elections and accounting matters shall be made by the Board of Managers; provided, that the Company shall make no elections or taken any actions inconsistent with its being treated as a C Corporation for federal and state income tax purposes.

SECTION 6.                         Additional Members; Preemptive Rights.

6.1                               Additional Members. In the event that the Board of Managers determines in good faith that additional capital is reasonably necessary, the Board of Managers may cause the Company to issue additional Units of any class to existing Members or third parties (and admit such third parties as Members). In the event of such issuance of additional Units, the Board of Managers shall update Exhibit A to reflect such additional Units of the Members.

6.2                               Preemptive Rights.

(a) Subject to Section 6.2(f), the Company will not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Units unless the Company will have first offered to sell to each holder of Class A Units such Member’s pro rata share of such Units (based on each Member’s Membership Percentage Interest), at such price and on such other terms specified by the Company in writing delivered to each Member (the “Preemptive Offer”), which Preemptive Offer by its terms will remain open and irrevocable for a period of ten days from the date it is delivered to the applicable Member by the Company (the “Preemptive Offer Period”). Each Member may elect to purchase all or any portion of such Member’s “pro rata share” of such Units as specified in the Preemptive Offer at the price and on the terms specified therein by delivering written notice of such election to the Company within the Preemptive Offer

Period. For purposes of this Section 6.2, “pro rata share” for a particular Member shall be equal to his/her/its Membership Percentage Interest.

(b) Any such Units not elected to be purchased by the end of the Preemptive Offer Period will be reoffered for a period of ten days by the Company on a pro rata basis (based on each Member’s Membership Percentage Interest with such calculation excluding any Members holding Class A Units who did not elect to purchase all of their pro rata shares pursuant to Section 6.2(a)) to the Members who have elected to purchase all of their pro rata shares pursuant to Section 6.2(a)).

(c) If any Units are being offered by the Company for payment in any form other than cash (except other Company Securities or securities of any of the Company’s subsidiaries), any Member electing to accept such offer may pay the purchase price in cash in an amount equivalent to the fair market value of the non-cash consideration offered (as determined by the Board of Managers in good faith) on a per-Unit basis.

(d) If the Members have not, collectively, elected to purchase all of the Units following the reoffer period referred to above, then any Units not subject to such election may be offered for sale and sold by the Company for a period of 120 days from the last day of such reoffer period, but only on a price not less than the price set forth in the Preemptive Offer and otherwise the same terms and conditions as were set forth in the initial offer to the Members. Any Units not so sold shall again become subject to the requirements of this Section 6.2.

(e) Notwithstanding the notice requirements of Section 6.2(a), if the Board of Managers determines in good faith that it would be in the best interests of the Company to proceed with an issuance, sale or exchange of any Units without compliance with this Section 6.2, the Company may proceed with any such issuance, sale or exchange without having complied with the provisions of this Section 6.2; provided, that in such event, the Board of Managers shall, promptly but in any event within 30 days thereafter, offer the Members the right to purchase those Units of the Company they would have been entitled to had the Company complied with the other subsections of this Section 6.2 so that each Member exercising its rights in full shall hold at least the same Membership Percentage Interest that it held immediately prior to the issuance of the Units issued by the Company without complying with this Section 6.2.

(f) The preemptive rights established by this Section 6.2 shall have no application to Membership Interests (i) issued pursuant to any warrants, options or other instruments convertible into or exchangeable for Units issued after the date of this Agreement, provided that the preemptive rights established by this Section 6.2 applied with respect to the initial sale or grant by the Company of such warrants, options or other instruments; (ii) issued for consideration other than cash pursuant to the acquisition of another business pursuant to a merger, consolidation, acquisition or similar business combination; (iii) issued to strategic partners, or in connection with the establishment of strategic relationships, in each case including any Affiliate of the Company; (iv) issued or issuable to employees, advisors or consultants, including in connection with, or pursuant to, one or more of the Company’s incentive plans (including the Company’s Incentive Plan) in effect from time to time, but not including those issued or issuable to advisors and consultants in (ix) below; (v) issued to the holders of Class B Units, Class C Units and Class D Units upon conversion of such Class B Units or Class C Units or Class D Units in connection with a Conversion Event; (vi) consisting of Class A Units issued concurrently with the funding of the term loans by the Lenders (as defined in the Credit Agreement) pursuant to the Credit Agreement; (vii) consisting of the warrants (and Class A Units issuable upon exercise of such warrants) and senior secured convertible loans (and Class A Units issuable upon conversion of such senior secured convertible loans) issued concurrently with the funding of a senior secured credit agreement and a senior secured convertible credit agreement, each entered into on or prior to June 17, 2013, provided that such warrants (and the warrant agreements entered into concurrently therewith) and such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith) shall not be amended after their initial issuance in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein other than any such amendments entered into on or prior to December 31, 2013, to provide for additional senior secured convertible loans up to $14 million in original principal amount to be funded by December 31, 2013 under such senior secured convertible credit agreement on conversion terms that are no more favorable to the lenders than those then applicable to the initial borrowings thereunder (with any Class A Units issuable and issued under the warrants (and warrant agreements) and the senior secured convertible credit loans (and senior secured convertible credit agreement) as the result of such amendments and the funding of such additional senior secured convertible loans also being exempt from the pre-emptive rights established by Section 6.2); (viii) issued in a transaction that values the equity of the Company (prior to such transaction) in excess of the greater of $500,000,000 or $10.00 per Class A Unit (appropriately adjusted for stock splits, stock dividends, recapitalizations, stock combinations or like transactions occurring after June 17, 2013); (ix) consisting of those Class A Units issuable under (a) the Class A Unit Purchase Warrants No. 1 and No. 2, dated October 31, 2011, and (b) Class A Unit Purchase Warrant Nos. 4 through 35 each dated April 16, 2013 (including in each case ((a) and (b)) the issuance of such Class A Unit Purchase Warrants), which in each case ((a) and (b)) shall not be amended after June 17, 2013 in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein; (x) Class E Units of any series with an aggregate Class E Original Issue Price of up to $75,000,000; and (xi) Class A Units issued to holders of Class E Units upon conversion of such Class E Units; provided, however, that the Membership Interests issued pursuant to clauses (ii), (iii) and (iv) of this Section 6.2(f) shall not exceed, in the aggregate, 20% of the outstanding Class A Units on a Fully-Diluted Basis; provided further, that the Membership Interests issued pursuant to clause (iv) of this Section 6.2(f) shall not (x) exceed, in the aggregate, 7.5% of the outstanding Class A Units on a Fully-Diluted Basis, (y) be issued in any form other than options to purchase Class A Units under the Company’s incentive plans at a strike price no less than the low range of the price per Class A Unit as determined by an independent third party appraisal firm of national repute within three months of any such issuance and (z) be issued or granted to any Person who is not an active employee or director of the Company at the time of such issuance or grant (provided that no such issuance or grant shall be made to Samuel D.

Waksal). In no event shall any Member, the Company or Affiliate of the Company or any Member be entitled to receive Membership Interests pursuant to items (ii) or (iii) without the approval of Members holding a majority of the outstanding Class A Units (including holders of Class E Units voting on an as-converted basis determined pursuant to Section 3.1(h)(ii)(B)(II)), excluding from such approval vote any holders of Class A Units or Class E Units who (or whose Affiliates) would receive Membership Interests under such issuance.

6.3                               No Third-Party Beneficiary Rights. Notwithstanding the provisions of Section 18-502(b) of the Act, the provisions of this Section 6 are not intended to be relied upon by and are not for the benefit of any creditor or any other Person (other than a Member in its capacity as such) to whom any debts, liabilities or obligations are at any time owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other Person shall obtain any right under any of such provisions or shall by reason of any of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any of the Members.

SECTION 7.                         Distributions and Redemption of Class E Units.

7.1                               Non-Liquidating Distributions. Available Cash for each Fiscal Year shall be distributed by the Company, at such times and in such amounts as may be determined by the Board of Managers to the Members in proportion to their respective Membership Percentage Interests; provided that so long as the Class B Unit or the Class C Unit remains outstanding, 3.33% of such Available Cash, in the aggregate and without duplication, shall be distributed to the holder of the Class B Unit and Class C Unit at the same time as distributions are made to all Members; and provided, further, that such distribution shall be made after giving effect to the conversion of the Class E Units into Class A Units in accordance with Section 3.1(h)(ii) (it being understood that if such distribution is not in connection with a Qualified Public Offering, then each holder of Class E Units shall be deemed to hold the number of Class A Units that would result from a conversion pursuant to Section 3.1(h)(ii)(B)(II)).

7.2                               Liquidating Distributions. Upon the liquidation of the Company, liquidation proceeds, if any, shall be distributed in accordance with the provisions of Section 10.2(a). For purposes of this Agreement, the term “liquidation of the Company” shall mean a termination of the Company, which shall be deemed to occur, for purposes of this Section 7.2, on the date upon which the Company ceases to be a going concern and is continued in existence solely to wind up its affairs.

7.3                               Withholding. If the Board of Managers, in its reasonable judgment, determines that the Code requires the Company to withhold any tax with respect to a Member’s distributive share of income, gain, loss, deduction or credit or any distributions, the Board of Managers shall cause the Company to withhold and pay such tax. If at any time the amount required to be withheld exceeds the amount that would otherwise be distributed to the Member to whom the withholding requirement applies, any such excess shall be deemed to be an interest free advance to the Member receiving such excess distributions, payable to the Company from subsequent distributions as made. Any amount withheld with respect to a Member shall be treated as though it had been distributed to that Member under Section 7.1 for all purposes of this Agreement.

7.4                               Redemption of Class E Units.

(a) At any time after December 31, 2017 (the “Redemption Period”), upon a date determined by the affirmative vote of holders of at least 80% of the outstanding Class E Units (such date, “Redemption Date”), the Company shall redeem all of the outstanding Class E Units at the Class E Redemption Price to the extent that funds of the Company are legally available therefor under Section 18-607 of the Act and the proposed redemption is permitted (and after giving effect to such redemption a default or event of default would not exist) under the then existing credit agreements of the Company. If the funds of the Company legally available for redemption of Class E Units under Section 18-607 of the Act are insufficient to redeem all of Class E Units on the Redemption Date, then those funds which are legally available under Section 18-607 of the Act shall be used to redeem the maximum possible number of Class E Units to be redeemed on the Redemption Date, if any, ratably among the holders of the Class E Units based upon the aggregate Class E Redemption Price of all of the Class E Units then outstanding. At any time thereafter when additional funds of the Company are legally available under Section 18-607 of the Act for the redemption of Class E Units, such funds shall immediately be used to redeem the balance of the Class E Units which the Company has become obligated to redeem pursuant to this Section 7.4(a) but which the Company has not redeemed in accordance with the immediately preceding sentence.

(b) On the Redemption Date (which, for the avoidance of doubt, shall be within the Redemption Period), the Company shall purchase and each holder of Class E Units shall sell its Class E Units, and each holder of Class E Units shall deliver to the Company duly executed instruments transferring title to the applicable Class E Units to the Company free and clear of all liens and encumbrances (except those created pursuant to this Agreement and the applicable agreements pursuant to which they were issued) and the certificate representing such Class E Units (if any), against payment of the Class E Redemption Price by check payable to such holder or by wire transfer of immediately available funds to an account designated by such holder.

(c) No Class E Unit shall be entitled to any Class E Yield accruing after the date on which the Class E Redemption Price for such Class E Unit is paid in full to the holder thereof. Upon payment in full of the Class E Redemption Price with respect to any Class E Unit pursuant to this Section 7.4, all rights of the holder of such Class E Unit shall cease with respect to such Class E Unit, and such Class E Unit shall be deemed cancelled and no longer outstanding as of the date of payment in full of the Class E Redemption Price with respect to such Class E Unit.

SECTION 8.                         Deposit and Use of Company Funds

All capital contributed to the Company shall be made to or deposited in a separate Company account or accounts in such banks or other financial institutions as may be selected by the Board of Managers. Such account or accounts shall be maintained in the name of or for the benefit of the Company. All revenues, bank loans, proceeds and other receipts shall be deposited and maintained in such account or accounts, which may or may not bear interest, and all expenses, costs and similar items payable by the Company shall be paid from such accounts. The Company’s funds, including, but not limited to, Company revenue and the proceeds of any borrowing by the Company, may be invested as the Board of Managers deems advisable. Any interest or other income generated by such deposits or investments shall be considered part of the Company’s account. Company funds from any of the various sources mentioned above may be commingled with other Company funds, but not with the separate funds of any other Person, and may be withdrawn, expended and distributed as authorized by the terms and provisions of this Agreement.

SECTION 9.                         Transfer of Member Interests

9.1                               Prohibited Transfers. No Member shall sell, assign, convey, give, pledge, hypothecate, encumber or otherwise transfer (collectively, “Transfer”) any of its Company Securities, except in accordance with the terms of this Agreement (including compliance with Section 9.2 below); provided, however, that a Member may Transfer Company Securities to a Permitted Transferee at any time, subject to the other provisions of this Agreement (including Section 3.1(g)(iii)). Any purported Transfer other than pursuant to and in compliance with this Section 9 shall be null and void and of no effect whatsoever. No Transfer of Company Securities shall be effective or valid under this Section 9 unless and until the transferee executes and delivers to the Company a Joinder Agreement.

9.2                               Right of First Refusal.

(a) Except for Transfers to Permitted Transferees, if at any time any Member shall desire to Transfer, sell, assign, pledge or in any manner alienate any Membership Interest owned by it (such Member desiring to transfer Membership Interests being referred to herein as a “Selling Member”), then such Selling Member shall deliver written notice of its desire to Transfer (a “Notice of Intention”), accompanied by a copy of a proposal relating to such transfer (the “Sale Proposal”), to the Company and to each of the other Members (the “Remaining Members”) setting forth such Selling Member’s desire to make such Transfer, the quantity of Membership Interests proposed to be Transferred by the Selling Member (the “Offered Interests”), and the price and other terms and conditions upon which such Selling Member proposes to Transfer the Offered Interests (the “Offer Price”). If any Offered Interests are being offered for payment in any form other than cash, the Company or any Remaining Member electing to accept such offer may pay the purchase price in the form of such non-cash consideration or in cash in an amount equivalent to the fair market value of any non-cash consideration offered (as determined in good faith by the Board of Managers).

(b) Upon receipt of the Notice of Intention, the Company shall have the right, but not the obligation, to elect to purchase at the Offer Price any or all of the Offered Interests, on the same terms and conditions as set forth in the Notice of Intention exercisable by the delivery of notice to the Selling Member (the “Company Notice of

Exercise”), within 30 calendar days from the date of receipt of the Notice of Intention. The right to purchase pursuant to this Section 9.2(b) shall terminate if not exercised within 30 calendar days after receipt of the Notice of Intention. The decision of the Company shall be made by the Board of Managers.

(c) If (i) the Company elects to purchase some but less than all of the Offered Interests of a Selling Member, (ii) the Company elects not to purchase any of the Offered Interests of a Selling Member or fails to act within said 30 day period, or (iii) the Company is prohibited by the terms of any agreement for borrowed money to which the Company is a party, or restrictions imposed by corporation or other law with respect to stock redemptions or repurchases, from exercising its right of first offer under this Section 9.2, then the Board of Managers shall notify the Remaining Members in writing of its decision within five days following the Company’s determination to purchase less than all of the Offered Interests of a Selling Member, not to purchase any of the Offered Interests of the Selling Member, or at the expiration of such 30 day period, as applicable. Upon receipt of such notice from the Company, each of the Remaining Members shall have the primary right, but not the obligation (the “Primary Right”), for a period of 30 days following such notification by the Board of Managers, to elect to purchase at the Offer Price a portion of the Offered Interests (in the case clauses (ii) and (iii) of the first sentence of this Subsection 9.2(c) apply) or the Remaining Offered Interests (as defined below) (in the case clause (i) of the first sentence of this Subsection 9.2(c) applies), as the case may be, equal to such Remaining Member’s Pro Rata Portion. Immediately following the expiry of the 30 day period for the Primary Right, the Board of Managers shall notify the Remaining Members if not all of the Remaining Offered Interests have been elected to be purchased pursuant to the Primary Right (the “Secondary Notice”). Each Remaining Member shall also have a secondary right, but not the obligation (the “Secondary Right”), on the same terms as are set forth in the Notice of Intention, for a period of 15 days from receipt of the Secondary Notice, to purchase its Pro Rata Portion. The Primary Right and Secondary Right of the Remaining Members set forth herein are exercisable by delivery of a notice to the Board of Managers and the Selling Member (a “Member Notice of Exercise”) within the time periods specified herein.

(i)                                     “Remaining Offered Interests,” as used herein shall mean (A) with respect to the Primary Right, the total number of Offered Interests less the number of Offered Interests, if any, which the Company elects to purchase pursuant to Subsection 9.2(b) hereof, in the event the Company elects to purchase some but less than all of the Offered Interests; provided that in the event the Company elects to purchase all of the Offered Interests pursuant to Subsection 9.2(a) hereof, the number of Remaining Offered Interests shall be equal to zero; and (B) with respect to the Secondary Right, the total number of Offered Interests less the number of Offered Interests which the Company elects to purchase pursuant to Subsection 9.2(b) hereof and less the number of Remaining Offered Interests the Members elect to purchase pursuant to their Primary Right.

(ii)                                  For the purpose of this Section 9.2, “Pro Rata Portion” shall mean, with respect to each Remaining Member eligible to participate), (A) with respect to the Primary Right, the number of Units equal to (i) the Remaining Offered Interests multiplied by (ii) a fraction having as its numerator the total quantity of Units owned by such Remaining Member and having as its denominator the total quantity of Units issued and outstanding as of the date of the Notice of Intention (said denominator not to include, for purposes of this Section 9.2, the Membership Interests which the Selling Member plans to sell), on the same terms and conditions as are set forth in the Notice of Intention and (B) with respect to the Secondary Right, the number of Units equal to (i) the Remaining Offered Interests multiplied by (ii) a fraction having as its numerator the total quantity of Units owned by such Remaining Member and having as its denominator the total number of Units held by each Remaining Member delivering a Member Notice of Exercise for such Secondary Right, provided that in the event not all the Remaining Offered Interests are purchased under the Secondary Right according to the foregoing and the Remaining Members have offered to purchase more Remaining Offered Interests than they would receive, the foregoing ratio will be applied iteratively until there are no Remaining Offered Interests or until each Remaining Member has received the full number of Remaining Offered Interests it agreed to purchase in its respective Member Notice of Exercise for the Secondary Right. For the purpose of this definition, the number of Units owned by a Remaining Member with respect to the Class B Unit, the Class C Unit, Class D Unit and Class E Units shall be deemed to be the number of Class A Units such Member would hold in a Conversion Event (or, with respect to Class E Units, the number of Class A Units such Member would hold in a Qualified Public Offering pursuant Section 3.1(h)(ii)(B), it being understood that if the applicable Transfer is not in connection with a Qualified Public Offering, such holder of Class E Units shall be deemed to hold the number of Class A Units that would result from a conversion pursuant to Section 3.1(h)(ii)(B)(II)) where the aggregate purchase price of the Company was determined on a per Unit basis equal to the per Unit Offer Price set forth in the applicable Sale Proposal.

(d) In the event that the Company or the Members exercise their rights to purchase all but not less than all of the Offered Interests in accordance with Section 9.2(b) or 9.2(c), as applicable, then the Selling Member must sell the Offered Interests to the Company or to such Members, as the case may be, no later than 60 calendar days from the date of the delivery of the last of the Company Notice of Exercise or Member Notice of Exercise received by such Selling Member. The Selling Member shall notify the Company or each such Remaining Member, as the case may be, of the quantity of Offered Interests to be sold to the Company or such Remaining Members. Upon the consummation of such purchase and sale, the Selling Member shall deliver such written instruments of transfer in form satisfactory to the purchaser duly executed by the Selling Member, free and clear of any liens, against delivery of the Offer Price payable in accordance with the notices specified in Sections 9.2(a), 9.2(b) and 9.2(c).

(e) Transfer of Offered Interests to Third Parties. Except for transfers prohibited by this Agreement, if (a) all notices required to be given pursuant to this Section 9.2 have been duly given, and (b) all the Offered Interests are not purchased by the Company and/or the Remaining Members by the expiration of the 15-day Secondary Right period (the date upon which such option period expires or the Selling Member receives written notice that the Remaining Members have elected not to purchase all or a part of such Offered Interests, as applicable), then the Selling Member shall have the right, for a period of 90 calendar days from the earlier of (i) the expiration of the last applicable option period pursuant to this Section 9.2 with respect to such Sale Proposal or (ii) the date on which such Selling Member receives notice from all other Members that they will not exercise the options granted pursuant to this Section 9.2, to sell to any third party the Offered Interests at a price (and to the extent that the price contains any non-cash consideration, it shall be the same non-cash consideration and in the same proportion as was offered to all the Remaining Members) not less than the Offer Price and on the same terms and conditions as offered to the Company and the Remaining Members.

(f) Waiting Period With Respect to Subsequent Transfers. In the event that the Company and the Remaining Members do not exercise their options to purchase the Offered Interests, and the Selling Member shall not have sold the Offered Shares to a third party for any reason before the expiration, as applicable, of the 90 day period described in this Section 9.2, or such Selling Member withdraws the Notice of Intention, then such Selling Member shall be required to comply with this Section 9.2 prior to any subsequent sale.

9.3                               Drag-Along Rights. If Members owning 75% of the voting interests underlying the outstanding Membership Interests (the “Drag Members”) deliver a notice to the remaining Members (each a “Compelled Holder”) in connection with a bona fide offer (a “Sale Offer”) by a third party that is not a Permitted Transferee of any of the Drag Members to purchase all of the Membership Interests of the Company for cash or securities that are freely tradable on a nationally recognized exchange, the Drag Members will have the right within the 90 day period thereafter and as provided below to require the Compelled Holders (which includes the holder(s) of Class B Units, Class C Units, Class D Units and Class E Units calculated on an as-converted basis) to sell all, but not less than all, of the Membership Interests then held by the Compelled Holders to such third party on the same price, terms and conditions and for the same pro rata form of consideration to the Compelled Holders as those upon which the Drag Members sell all of their Membership Interests to such third party.

(a) If the Drag Members elect to exercise their right to compel a sale pursuant to the terms hereof, the Drag Members will promptly deliver written notice (“Sale Notice”) of the Sale Offer to the Compelled Holders setting forth the amount and type of consideration for the Membership Interests (which consideration may be cash, securities that are freely tradable on a nationally recognized exchange, or any mix thereof, provided that the same mix of cash and non-cash consideration is provided pro rata to each Member participating in the sale), the identity of the third party and the other terms and conditions of the Sale Offer. The Selling Members will notify each Compelled Holder reasonably in advance of any negotiations with the third party with respect to representations, warranties and indemnities in connection with the Sale Offer if such Compelled Holder will be required to sign an agreement with respect to such representations, warranties or indemnities to effect the sale of the Compelled Holder’s Units, and in all events the representations, warranties and indemnities applicable to such Compelled Holder will be the same as those applicable to the Drag Members. In no event, however, shall a Compelled Holder be required to make any representation or warranty about the Company or the Drag Members nor will any indemnity required from a Compelled Holder be joint (as opposed to several) or require payment in excess of the net cash proceeds such Compelled Holder receives in the compelled sale pursuant to this Section 9.3.

(b) Each Compelled Holder will (i) deliver to an escrow agent (the cost of such escrow agent will be borne by the Company), not less than five (5) business days before the proposed date of consummation of the Sale Offer, the duly endorsed certificate or certificates (if any) representing all Units owned by such Compelled Holder and (ii) execute and deliver any documents required by the Sale Offer to complete the sale pursuant to this Section 9.3. If such Compelled Holder fails to deliver such certificates to the escrow agent, the Company will cause the books and records of the Company to show that such Units are subject to the provisions of Section 9.3 of this Agreement and may be transferred only to the third party upon payment of the cash purchase price without interest and upon surrender for transfer by such Compelled Holder to the escrow agent.

(c) The Drag Members will have 90 days from the date on which the Sale Notice is received by the Compelled Holders to sell to the third party, at the same price and substantially the same terms and conditions set forth in the written notice delivered to the Compelled Holders, all of the Units subject to the Sale Offer. Immediately after completion of any such sale pursuant to this Section 9.3, the escrow agent will notify each Compelled Holder and will remit to such Compelled Holder the total sales price attributable to the Units of such Compelled Holder sold pursuant thereto less a pro rata portion of the reasonable out-of-pocket expenses and taxes, if any, incurred in connection with such sale; provided, however, that if such Compelled Holder failed to deliver the certificates for such Units (if any) to the escrow agent in accordance with the terms hereof, the third party will hold such proceeds in escrow (with no interest) until such Compelled Holder so delivers such certificates. If any sale to a third party is not completed on substantially the same terms as set forth in the Sale Offer by the expiration of the 90 day period referred to herein, then, without prejudice to the right of the Drag Members to seek to compel a sale under the terms hereof in the future, the Company will cause the escrow agent to immediately return to each Compelled Holder all certificates representing the Units of such Compelled Holder.

(d) Notwithstanding anything in this Section 9.3 to the contrary, there will be no liability on the part of the Drag Members to the Compelled Holders if any sale of Units pursuant to this Section 9.3 is not consummated for whatever reason. It is understood that the Drag Members, in their sole discretion, will determine whether to affect a sale of Units to any Person pursuant to this Section 9.3.

9.4                               Related Transfer Provisions. The following provisions will be applicable to any Transfer pursuant to Section 9.3.

(a)                                 Cooperation. Each Member that Transfers Units pursuant to Section 9.3, whether in its capacity as a Member, Board Member, officer or agent of the Company or otherwise, will take or cause to be taken all such actions as may be reasonably requested in order to expeditiously consummate each Transfer pursuant to Section 9.3, including, without limitation, if Member approval of the transaction is required, voting such Member’s Units in favor thereof. Notwithstanding the foregoing, in all events, the representations, warranties and indemnities applicable to each participating Member will be the same as those applicable to the Drag Member, and in no event shall a Member be required to make any representation or warranty about the Company or the Drag Member nor will any indemnity required from a participating Member be joint (as opposed to several) or require payment in excess of the net cash proceeds such participating Member receives in the transaction.

(b)                                 Company Securities. Any Company Securities acquired by a third party pursuant to Section 9.3 from any Member will be held by such acquiring third party subject to the terms and conditions of this Agreement.

9.5                               Admission to Membership. Any Person that is not already a party to this Agreement who acquires any Company Securities shall, on or before the Transfer or issuance to it of Company Securities (and as a condition thereto), sign and deliver to the Company a Joinder Agreement substantially in the form and on the terms of Exhibit B hereto (a “Joinder Agreement”), and shall thereby become a party to this Agreement.

9.6                               Co-Sale. Subject to compliance with Section 9.2:

(a) If Kadmon I, LLC, Samuel D. Waksal, any entity majority owned by Samuel D. Waksal, or any of their respective Affiliates or Permitted Transferees (for purposes of this Section 9.6, the “Co-Sale Offeree”) receives a bona fide arm’s-length offer to, directly or indirectly, through any transfer of interests in Kadmon I, LLC or otherwise, Transfer any Units to any Person (the “Co-Sale Offeror”), and the Co-Sale Offeree desires to accept such offer, then the Co-Sale Offeree shall, at least twenty (20) business days prior to the proposed closing of such Transfer deliver a notice (the “Co-Sale Notice”) to the Company and each other Member that sets forth:

(i)                                     the number of Units to which the Co-Sale Offer relates (the “Offered Units”);

(ii)                                  the name of the Co-Sale Offeree;

(iii)                               the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration and such additional information available to the Co-Sale Offeree as may be reasonably necessary for the Company and other Members to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Co-Sale Offeror; and

(iv)                              that the Co-Sale Offeror has been informed of the co-sale rights provided for in this Section 9.6 and has agreed to purchase Units in accordance with the terms hereof.

(b) The offer set forth in the Co-Sale Notice shall remain open and irrevocable for a period of twenty (20) business days from the date of its delivery (the “Co-Sale Period”). If a Co-Sale Notice is delivered by a Co-Sale Offeree, the Company shall deliver to each other Member, within seven (7) business days thereafter, a statement of such other Member’s pro rata amount.

(c) The Co-Sale Offeree shall not Transfer any Units to the Co-Sale Offeror unless (i) the Co-Sale Notice has been duly delivered and (ii) the other Members are permitted to Transfer their respective pro rata amount of the aggregate number of Units to which the Co-Sale Offer relates (with the Co-Sale Offeree’s Units to be sold being reduced accordingly).

(d) On or prior to the expiration of the Co-Sale Period, each other Member may elect to participate in the proposed Transfer by delivering to the Co-Sale Offeree a notice (the “Tag-Along Notice”) specifying the number of Units (up to his, her or its pro rata amount) with respect to which such Other Member shall exercise his, her or its rights under this Section 9.6. In the event that any Member does not elect to exercise its rights pursuant to this Section, the Co-Sale Offeree and each other Member who has exercised its rights pursuant to this Section shall also have a secondary right, on the same terms as are set forth in the Tag-Along Notice, for a period of 10 days from the expiration of the 20 day Co-Sale Period to increase the number of Units to be included in the Tag-Along Notice, up to his, her or its pro rata amount (calculated to give effect to the Units held by other Members who have not exercised their option pursuant to this Section). The Tag-Along Notice shall constitute a binding commitment to sell the Units referenced therein in accordance with this Section 9.6.

(e) The Co-Sale Offeree and the participating other Members shall sell to the Co-Sale Offeror, in a single consolidated transaction, all, or at the option of the Co-Sale Offeror, any part of the Units proposed to be sold by them at the same price and upon the same terms and conditions, if any, as set forth in the Co-Sale Notice at any time within thirty (30) days after the expiration of the Co-Sale Period. In all events, the representations, warranties and indemnities applicable to each participating Member will be the same as those applicable to the Co-Sale Offeree, and in no event shall a participating Member be required to make any representation or warranty about the Company or the Co-Sale Offeree nor will any indemnity be required from a participating Member be joint (as opposed to several) or require payment in excess of the net cash proceeds such participating Member receives in the transaction.

(f) In the event that the Offered Units are not Transferred by the Co-Sale Offeree and the participating Other Members during such thirty (30) day period, the right of the Co-Sale Offeree and the participating other Members to Transfer such Units shall expire and the obligations of this Section 9.6 shall be reinstated.

SECTION 10.                                          Dissolution.

10.1                        Dissolution of the Company. The Company shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following (any of which, for the avoidance of doubt, constitutes a Conversion Event):

(a) a determination by a Special Approval Vote that the Company should be dissolved;

(b) the sale of all or substantially all of the assets of the Company;

(c) the entry of a decree of judicial dissolution under the Act; or

(d) at such earlier time as may be required by applicable law.

10.2                        Distribution of Assets.

(a) If the Company is dissolved and its affairs are to be wound up, the Board of Managers shall (1) sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Board of Managers may determine to distribute any assets to the Members in kind in which case such assets shall be distributed to the Members on a pro rata basis to the extent reasonably practicable), (2) discharge all liabilities of the Company (other than liabilities to Members), whether by payment or the making of reasonable provision for payment thereof, including all costs relating to the dissolution, winding up and liquidation and distribution of assets, (3) establish such reserves as may be reasonably necessary to provide for contingent, conditional and unmatured liabilities of the Company, (4) discharge any liabilities of the Company to the Members and (5) distribute the remaining assets to the Members in the following order and priority, with such distribution to the Members being either in cash or in kind, as determined by the Board of Managers, and with any assets distributed in kind being valued for this purpose at the fair market value as of the date of dissolution as shall be determined by independent appraisal or by agreement of the Board of Managers:

(i)                                     First, to the holders of outstanding Class E Units, an amount equal to the aggregate Class E Unpaid Yield with respect to their Class E Units outstanding immediately prior to such distribution (pro rata in accordance with the amounts payable to such holders pursuant to this Section 10.2(a)(i)) until each such holder’s Class E Unpaid Yield with respect to its Class E Units has been reduced to zero, and no distribution or any portion thereof shall be made under Section 10.2(a)(ii) below until the entire amount of Class E Unpaid Yield with respect to the Class E Units outstanding immediately prior to such distribution has been paid in full;

(ii)                                  Second, to the holders of outstanding Class E Units, an amount equal to the aggregate Unreturned Capital with respect to their Class E Units outstanding immediately prior to such distribution (pro rata in accordance with the amounts payable to such holders pursuant to this Section 10.2(a)(ii)) until each such holder’s Unreturned Capital with respect to its Class E Units has been reduced to zero, and no distribution or any portion thereof shall be made under Section 10.2(a)(iii) below until the entire amount of the Unreturned Capital with respect to the Class E Units outstanding immediately prior to such distribution has been paid in full;

(iii)                               Third, to the holders of outstanding Common Units in proportion to their respective Membership Percentage Interests after giving effect to the conversion of the Class B Unit, the Class C Unit and the Class D Unit into Class A Units in accordance with Sections 3.1(e)(ii), 3.1(f) and 3.1(g)(ii), until the cumulative amount distributed to the holders of outstanding Common Units pursuant to this Section 10.2(a)(iii) in respect of each participating Common Unit on an as-converted to Class A Unit basis is equal to the aggregate distributions made pursuant to Section 10.2(a)(i) and Section 10.2(a)(ii) with regard to the Class E Units on an as-converted to Class A Unit basis; and

(iv)                              Fourth, to the holders of all Units in proportion to their respective Membership Percentage Interests after giving effect to the conversion of the Class B Unit, the Class C Unit, the Class D Unit and the Class E Units into Class A Units in accordance with Section 3.1(e)(ii), Section 3.1(f), Section 3.1(g)(ii), and Section 3.1(h)(ii)(B)(II)), respectively.

(b) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(c) The Members shall comply with any applicable requirements of applicable law pertaining to the winding up of the Company and the final distribution of its assets.

10.3                        Filing of Certificate of Cancellation.

(a) Upon the dissolution and complete winding up of the Company, the Company shall deliver a Certificate of Cancellation to the Delaware Secretary of State.

(b) Upon the filing of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Members shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

SECTION 11.                                          Indemnification

11.1                        Indemnification of Members and Board Members.

(a) To the fullest extent permitted by law, the Company will indemnify, defend and hold harmless the Board of Managers and each member thereof, each Member (including the Tax Matters Member in such Member’s capacity as such), each such Person’s officers, directors, partners, members, shareholders, employees, accountants, counsel and agents, and the employees, officers and agents of the Company (each of the foregoing, an “Indemnified Person”) from and against any liability, loss or damage incurred by an Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company and from liabilities or obligations of the Company imposed on such Person by virtue of such Person’s position with the Company; provided that the Indemnified Person has met the standard of conduct for indemnification set forth in Section 11.1(b); and provided further, that indemnification under this Section 11 will be recoverable only from the assets of the Company and not from any assets of the Members. The Company shall pay for or reimburse the reasonable expenses incurred by an Indemnified Person in connection with any such proceeding in advance of final disposition thereof if (i) the Indemnified Person furnishes the Company a written affirmation of the Indemnified Person’s good faith belief that it has met the standard of conduct for indemnification described in Section 11.1(b) and (ii) the Indemnified Person furnishes the Company a written undertaking to repay the advance if it is ultimately determined by a final ruling of a court of competent jurisdiction that cannot be appealed that such Indemnified Person did not meet such standard of conduct. The undertaking described in clause (ii) above must be a general obligation of the Indemnified Person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify an Indemnified Person who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the Indemnified Person in connection with the proceeding without the requirement of a determination as set forth in Section 11.1(c). Upon demand by an Indemnified Person for indemnification or advancement of expenses, as the case may be, the Company shall expeditiously determine whether the Indemnified Person is entitled thereto in accordance with this Section 11. The indemnification and advancement of expenses provided for under this Section 11 shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Section 11.

(b) Indemnification of an Indemnified Person is permissible under this Section 11 only if (i) such Person reasonably believed that it conducted itself in good faith; (ii) such Person reasonably believed that its conduct was not opposed to the Company’s best interest and was within the authority delegated to it by this Agreement or by the Board of Managers (or in the case of inaction by the Indemnified Person, such Person did not intend its inaction to be harmful or opposed to the best interests of the Company); (iii) in the case of any criminal proceeding, such Person had no reasonable cause to believe its conduct was unlawful; (iv) such Person is not adjudged in any such proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent to have failed to meet the standard of conduct described in this Section 11.1(b) and (v) such Person acted without gross negligence, bad faith, fraud or willful misconduct.

(c) An Indemnified Person who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

(i)                                     in a proceeding in which the Indemnified Person is wholly successful, on the merits or otherwise, the Indemnified Person is entitled to indemnification under this Section 11, in which case the court shall order the Company to pay the Indemnified Person its reasonable expenses incurred to obtain such court ordered indemnification; or

(ii)                                  the Indemnified Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnified Person met the standard of conduct set forth in Section 11.1(b).

11.2                        Limitations. Nothing contained in this Section 11 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any Person who is or was an Indemnified Person or is or was serving at the Company’s request as a member, officer, partner, manager, trustee, employee, or agent of another entity. Nothing contained in this Section 11 shall limit the ability of the Company to otherwise indemnify or advance expenses to any Person. It is the intent of this Section 11 to provide indemnification to Indemnified Persons to the fullest extent now or hereafter permitted by the law consistent with the terms or conditions of this Section 11. Indemnification shall be provided in accordance with this Section 11 irrespective of the nature of the legal or equitable theory upon which a claim is made, including, without limitation, negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal law or violation of any law of any other jurisdiction.

11.3                        Definitions. For purposes of this Section 11:

(a) The term “expenses” includes all direct and indirect costs (including, without limitation, counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section 11, applicable law or otherwise.

(b) The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(c) The term “party” includes a Person who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

(d) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

11.4                        Indemnification Insurance. The Company may purchase and maintain insurance for its benefit, the benefit of any Person who is entitled to indemnification under this Section 11, or both, against any liability asserted against or incurred by such Person in any capacity or arising out of such Person’s service with the Company, whether or not the Company would have the power to indemnify such Person against such liability.

SECTION 12.                                          Exculpation.

12.1                        Exculpation Generally. No Indemnified Person shall be liable to the Company or any other Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s fraud, gross negligence or willful misconduct.

12.2                        Member Reliance.

(a)            Generally. An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

(b)             Office of Foreign Asset Control. The Founding Member, on behalf of the Company, is aware of the Executive Order dated September 23, 2001 regarding the prohibition of any transaction or dealing in property or other interests in property in the United States with (i) any person or entity designated as a Specially Designated National (“SDN”) by the Treasury Department’s Office of Foreign Asset Control (“OFAC”) or (ii) citizens of or governmental entities of countries designated by OFAC as Sanctioned Countries. The Founding Member represents and warrants that they and the Company have procedures that are reasonably designed, on an ongoing basis, for screening individuals, entities, countries and/or territories prohibited pursuant to any law, regulation or Executive Order administered by OFAC, including the List of SDNs and Blocked Persons administered by OFAC to preclude such Members, as the case may be, in the Company, and such procedures otherwise enable the Founding Member and the Company to adhere to the Sanctions programs administered by OFAC with respect to investments by the Company. To the best of its knowledge and based upon reasonable due diligence, the Founding Member, on behalf of itself and the Company, has not made any investments that would be prohibited by the OFAC sanctions programs as of the date of this letter. The Founding Member and the Company has procedures to ensure future compliance with the above-stated representation.

SECTION 13.                                                Representations and Warranties

13.1                        Member Representations. Each Member severally and not jointly hereby represents and warrants to, and covenants and agrees with, the Company as follows:

(a)          The Units will be acquired for its own account (or for a separate account managed by such Member) for investment. It is not purchasing such securities with a view toward distribution in a manner which would require registration under the Securities Act of 1933, as amended (the “Securities Act”). Such Member recognizes that the Units have not been registered under the Securities Act, in reliance upon an exemption from such registration and agrees that it will not sell, offer for sale, Transfer, pledge or hypothecate its Units, in whole or in part (i) in the absence of an effective registration statement covering such Transfer, pledge or hypothecation, or if an exemption from registration is applicable, if reasonably requested by the Company, upon receipt by the Company of an opinion of counsel reasonably acceptable to the Company and its counsel, and (ii) except in compliance with all applicable provisions of this Agreement.

(b)            Such Member’s authorization, execution, delivery, and performance of this Agreement and any related agreements do not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

(c)              Such Member has all requisite power and authority and, with respect to Members who are individuals, legal capacity, to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. With respect to Members which are not individuals, the execution, delivery and performance of this Agreement by such Member have been duly authorized, and no other entity or stockholder action or proceeding on the part of such Member or such Member’s stockholders is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Member and, assuming the due execution of this Agreement by each of the other Members party hereto, this Agreement constitutes, a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

SECTION 14.                                          Miscellaneous.

14.1                        Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by telecopier (and confirmed by return facsimile) or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the address for such Member on Exhibit A hereto (or to such other addresses or telecopier number as a party may specify by notice given to the other party pursuant to this provision).

14.2                        Amendments. Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, unless in a writing approved by the Board of Managers and any amendments, modification or revisions of the definition of “Special Approval Vote” and any concept contained therein or the provisions of Sections 1, 2.1, 3, 4.1, 4.3, 4.4, 5, 6.1, 6.2, 7.1, 7.2, 9, 10, 11, 13, 14.2, 14.3, 14.10, 14.11, 14.12, 14.15 and 14.16 (including all subparts of any such Sections) shall require a Special Approval Vote; provided, that any amendment to this Agreement that would disproportionately and adversely affect any Member (or group of Members) shall also require the written consent of each such Member so affected (or a majority of the Units held by the group of Members so affected, if applicable); provided further that no amendment shall be made to the rights, privileges or other characteristics of the Class B Unit or the Class C Unit without the prior written consent of 3RP Holding Company, LLC; provided further that no amendment shall be made to the rights, privileges or other characteristics of the Class D Units without the unanimous prior written consent of the Members holding the Class D Units; provided further that no amendment shall be made that is specific to the rights, privileges or other characteristics of Class E Units as a whole without the prior written consent of the holders of at least a majority of the outstanding Class E Units or that is specific to the rights, privileges or other characteristics of a particular series of the Class E Units without the prior written consent of the holders of at least a majority of the issued and outstanding Class E Units of that particular series; provided further that so long as any Affiliate of Beach Point Capital Management LP or any Affiliate of Farallon Capital Management, L.L.C. is a Member, any amendment to Sections 2.1 or 5.4 shall require the written consent of each of Beach Point Capital Management and Farallon Capital Management, L.L.C. (or their applicable Affiliate(s)). Notwithstanding the foregoing, this Agreement may be amended with the written approval of the Board of Managers without the consent of the Members solely with such changes as are required to provide for the Company’s Incentive Plan; provided, however, that no such amendment shall increase the number of Membership Interests above that permitted under Section 6.2(f) without a Special Approval Vote approving such action.

14.3                        Binding Effect. The provisions of this Agreement and any amendments or modifications hereto shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors and permitted assigns; provided, however, that nothing contained in this Section 14.3 shall be construed to permit any attempted Transfer which would be prohibited or void pursuant to any other provision of this Agreement.

14.4                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.5                        Headings. All headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.

14.6                        Exhibits. All exhibits annexed hereto are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits shall be deemed to refer to and include all such exhibits.

14.7                        Terms. Common nouns and pronouns shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require.

14.8                        Severability. Each provision hereof is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

14.9                        Entire Agreement. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and supersedes the Prior Agreement and any other prior oral and written understandings or agreements.

14.10                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

14.11                 Jurisdiction; Venue; Service of Process.

(a)         Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court for the Southern District located in the State of New York for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)         Any action brought by any party or any of its Affiliates arising in whole or in part under or in connection with this Agreement may only be instituted in a federal or state court in the State of New York, and each party waives any claim or objection that it may now or hereafter have to the laying of venue of any such proceeding, and agrees not to assert that venue should properly lie in any other location.

(c)           Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14.1 above, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

14.12                 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS

PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. ‘

14.13                 No Waiver. No course of dealing between the Company and any Member, and no delay by the Company in exercising any right, power or remedy, shall operate as a waiver or otherwise prejudice the exercise by the Company of that right, power or remedy against that or any other Member.

14.14                 Conversion to Corporate Form.

(a)         At any time, if deemed advisable by the Board of Managers, the Board of Managers shall have the right, with no action on the part of the Members, to cause (i) the Company to be converted from a limited liability company to a C Corporation, or (ii) to merge the Company into a corporation that is per se taxed as a corporation or consolidate with another entity with the resulting entity being a corporation that is per se taxed as a corporation (a “Conversion”), in each case solely for the purposes of converting to a corporation that is per se taxed as a corporation and not to effect any change in ownership of the Company. Each Member further agrees that the Board of Managers may take, without any action or further authorization of the Members, any and all actions necessary or desirable, in the discretion of the Board of Managers, to effect such conversion, merger or consolidation, including, without limitation, preparing and filing certificates, executing agreements, making necessary or appropriate amendments to this Agreement (including terminating this Agreement or converting this Agreement into a stockholders agreement), converting Membership Interests into securities of the C Corporation or disposing of Membership Interests.

(b)          The Board of Managers shall structure the Conversion so that the relative percentage equity interests, relative voting rights and economic positions of the Members immediately prior to the Conversion will be maintained in the Conversion.

(c)            In connection with the Conversion, the Company shall make or apply for all filings, permits, authorizations, consents and approvals as may be required under applicable state or federal law, or by any administrative agency or commission or other governmental regulatory authority or agency (a “Governmental Entity”). Each of the Members agrees to take all actions reasonably requested by the Company in order to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, including making all filings required to be made or obtained by the

Company or such Member in connection with the consummation of the Conversion. It shall be a condition to the consummation of the Conversion, that all filings, permits, authorizations, consents and approvals of Governmental Entities required in connection therewith have been made or obtained.

14.15                 Registration Rights. Following an initial public offering, the Company will grant customary piggyback registration rights to the Members.

14.16                 Information Rights. The Company shall deliver the following reports to each Member:

(a)         as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with GAAP, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(b)         as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with GAAP, except as otherwise noted therein, together with an auditor’s report thereon of a public accounting firm of established national reputation;

(c)          at the request of such Member, any other documents provided to lenders to the Company; and

(d)         any reports prepared by the Company (or any subsidiary thereof) for, or delivered by the Company (or any subsidiary thereof) to, any Member.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the first date written above.

MAJORITY MEMBER:

KADMON I, LLC

/s/ Samuel D. Waksal
Samuel D. Waksal, Manager

KADMON HOLDINGS, LLC

By:	/s/ Steven N. Gordon
Steven N. Gordon
Executive Vice President
General Counsel

Exhibit C - Form of Series E Unit Certificate of Designation

KADMON HOLDINGS, LLC

CERTIFICATE OF DESIGNATION OF

SERIES E- [•]MEMBERSHIP UNITS

Pursuant to Section 3.1(h) of the Kadmon Holdings, LLC (the “Company”) Second Amended and Restated Limited Liability Company dated June            , 2104 (as amended from time to time, the “Operating Agreement”), the undersigned DOES HEREBY CERTIFY:

The Operating Agreement confers upon the board of managers of the Company (the “Board of Managers”) the authority to provide for the issuance of multiple series of Class E Units and to establish the Applicable Class E Conversion Price (as defined in the Operating Agreement) for each series of Class E Units.  On [          ], 201[   ], the Board of Managers duly adopted the following resolutions creating Series E-[•] Units, and such resolutions have not been modified and is in full force and effect on the date hereof:

RESOLVED that, pursuant to the authority vested in the Board of Managers in accordance with the provisions of the Operating Agreement, a series of the Class E Units (as defined in the Operating Agreement) designated as Series E-   , is hereby created and that the designation such Series E-  Units is Series E-   Units; and it is further

RESOLVED that, (i) the Applicable Series E Conversion Price for the Series E-[•] Units is $[•] and (ii) the powers, preferences and rights of the such Series E-[•] Units are otherwise identical to all other Series of Class E Units as further described in the Operating Agreement:

As a result of the adoption of the foregoing resolutions by the Board of Managers, the Series E-[•] Units have been designated and created, and made available for issuance in accordance with applicable laws and the Operating Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Operating Agreement.

[signature page follows]

IN WITNESS WHEREOF, Kadmon Holdings, LLC has caused this Certificate of Designation to be duly executed in its corporate name on this      day of        , 201   .

KADMON HOLDINGS, LLC,

By:
Name:
Title:

KADMON HOLDINGS, LLC

(a Delaware limited liability company)

Written Consent of Members
Constituting a Special Approval Vote

in Lieu of a Meeting

As of November 26, 2014

The undersigned, being members of Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), collectively constituting members who satisfy the requirement of a Special Approval Vote (as such term is defined in the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of June 27, 2014) (the “Members”), DO HEREBY CONSENT to the taking of the following actions and DO HEREBY ADOPT the following resolutions by written action pursuant to the Delaware Limited Liability Company Act:

WHEREAS, the Company wishes to amend clause (vii) of Section 6.2(f) of its Second Amended and Restated Limited Liability Company Agreement dated as of June 27, 2014 (the “LLC Agreement”);

NOW THEREFORE, be it,

Approval of Amendment to clause (vii) of Section 6.2(f) of the LLC Agreement

RESOLVED, that, effective as of the original date of the LLC Agreement, clause (vii) of Section 6.2(f) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“(vii) consisting of the warrants entered into on June 17, 2013 (and Class A Units issuable upon exercise of such warrants) and senior secured convertible loans issued concurrently with the funding of a senior secured convertible credit agreement entered into on June 17, 2013 and amended to increase the original principal amount thereunder by $14 million on December 20, 2013 (and Class A Units issuable upon conversion of such senior secured convertible loans), provided that such warrants (and the warrant agreements entered into concurrently therewith) and such senior secured convertible loans (and the senior secured convertible credit agreement entered into concurrently therewith) shall not be further amended in any way that would increase the number of Units issuable thereunder or decrease the strike or conversion price therein other than (A) any such amendment to the senior secured convertible loans entered into on or prior to December 31, 2014 (as so amended, the “Amended Convertible Loan Agreement”) to provide for (x) additional senior secured convertible loans up to $10 million in original principal amount and (y) a reduction of the conversion price on the aggregate principal amount of all loans issued under the senior secured convertible loan agreement to the lesser of $12.00 and 84.75% of the price per unit (or equivalent security) in the Company’s initial public offering (the “IPO Price”), subject to further adjustment as provided in the Amended Convertible Loan Agreement and (B) any such amendment to the warrants and/or

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warrant agreements entered into on or prior to December 31, 2014 (the warrants as so amended, the “Amended Warrants”) to provide for the immediate vesting (in full) of such warrants and a reduction in the strike price of such warrants to the lesser of $9.50 and 85% of the IPO Price, subject to further adjustment as provided in such Amended Warrants (with any Class A Units issuable and issued under the Amended Warrants (and warrant agreements) and the senior secured convertible credit loans (and senior secured convertible credit agreement) as the result of such amendments and such additional senior secured convertible loans also being exempt from the pre-emptive rights established by Section 6.2);”

RESOLVED, that the ten Business Day prior notice requirement contained in the definition of “Special Approval Vote” is hereby waived, solely with respect to the foregoing amendment, and such waiver shall be deemed an amendment of such definition solely with respect to the foregoing amendment.

RESOLVED, that the officers of the Company be, and hereby each are, authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all such further agreements, undertakings, certificates, instruments and documents, in the name of and on behalf of the Company, and to pay all such costs, fees and expenses as they shall approve as necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolution and transactions contemplated thereby, the taking of such actions and the execution, delivery, certification and filing of such documents to be conclusive evidence of such approval and the approval of the Company’s board of managers.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Members have duly executed this written consent as of the date first set forth above.

KADMON I, LLC

By:
Samuel D. Waksal, Manager

MEMBER:

For any Member that is not an individual:	For Individuals:

Print Member Name:	Print Name:

Signature:
By:
Name:
Title:

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IN WITNESS WHEREOF, the undersigned Members have duly executed this written consent as of the date first set forth above.

KADMON I, LLC

By:
Samuel D. Waksal, Manager

MEMBER:

For any Member that is not an individual:		For Individuals:

Print Member Name:		Print Name:
BPC OPPORTUNITIES FUND LP
By:	Beach Point Capital Management LP,	Signature:
its Investment Advisor

By:
Name: Carl Goldsmith
Title: Co-Chief Investment Officer

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IN WITNESS WHEREOF, the undersigned Members have duly executed this written consent as of the date first set forth above.

KADMON I, LLC

By:
Samuel D. Waksal, Manager

MEMBER:

For any Member that is not an individual:		For Individuals:

Print Member Name:		Print Name:
BEACH POINT TOTAL RETURN MASTER FUND LP
By:	Beach Point Capital Management LP,	Signature:
its Investment Advisor

By:
Name: Carl Goldsmith
Title: Co-Chief Investment Officer

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IN WITNESS WHEREOF, the undersigned Members have duly executed this written consent as of the date first set forth above.

KADMON I, LLC

By:
Samuel D. Waksal, Manager

MEMBER:

For any Member that is not an individual:	For Individuals:

Print Member Name:	Print Name:

Signature:

By:
Name:
Title:

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IN WITNESS WHEREOF, the undersigned Members have duly executed this written consent as of the date first set forth above.

KADMON I, LLC

By:
Samuel D. Waksal, Manager

MEMBER:

For any Member that is not an individual:	For Individuals:

FARALLON CAPITAL PARTNERS, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

BY:	Farallon Partners, L.L.C.,
Their General Partner

BY:
Rajiv A. Patel,
Managing Member

FARALLON CAPITAL AA INVESTORS, L.P.

By:	Farallon AA GP, L.L.C., Its General Partner

By:
Rajiv A. Patel,
Member

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